Registration No. 333-
      As filed with the Securities and Exchange Commission on March 8, 2000
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                     CITIFINANCIAL MORTGAGE SECURITIES INC.
             (Exact name of registrant as specified in its charter)
                             -----------------------
                               300 St. Paul Place
                            Baltimore, Maryland 21202
                                 (410) 332-3607
       Delaware                                                 52-2207681
(State of incorporation)     (Address, including             (I.R.S. Employer
                           zip code, and telephone        Identification Number)
                         number, including area code,
                         of registrant's principal
                              executive offices)

                            ------------------------

                                   JOHN R. DYE
                    ASSOCIATE GENERAL COUNSEL--CORPORATE LAW
                                 Citigroup Inc.
                                 425 Park Avenue
                            New York, New York 10043
                                 (212) 793-8121

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              ---------------------
                                   Copies to:
           Martin J. Wong                           Jordan M. Schwartz
          General Counsel                      Cadwalader, Wickersham & Taft
   CitiFinancial Credit Company                       100 Maiden Lane
        300 St. Paul Place                        New York, New York  10038
    Baltimore, Maryland  21202

--------------------------------------------------------------------------------
           Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

            If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.|_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed           Proposed
                                                                   Maximum           Maximum
Title of Securities                         Amount to             Aggregate         Aggregate        Amount of
  to be Registered                        be Registered       Price Per Unit(1) Offering Price(1) Registration Fee
--------------------------------------------------------------------------------------------------------------------
Pass-Through Certificates(2)..........   $1,000,000           100%              $1,000,000        $264
====================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.
(2) This Registration Statement also registers an indeterminate amount of Securities which may be sold by Salomon Smith Barney Inc. in market making trasactions, to the extent required.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
[date], 2000


CITIFINANCIAL MORTGAGE SECURITIES INC.
300 St. Paul Place
Baltimore, Maryland 21202

--------------------------------------------------------------------------------
$  00,000,000 (APPROXIMATE)
REMIC PASS-THROUGH CERTIFICATES
SERIES 2000-[ ]
CONSISTING OF APPROXIMATELY

o     $   ,000,000, in [ ] subclasses, of senior class A Certificates

o     $   ,000,000, in [ ] subclasses, of mezzanine class M Certificates

o     $   ,000,000, in [ ] subclasses, of subordinated class B Certificates


The Trust will consist primarily of sub-prime mortgage loans secured by first priority liens on residential property.


[The purchase price for the offered Certificates will be set by the underwriter or negotiated by the purchaser and the underwriter. Total proceeds to the Trust will be approximately $ , plus accrued interest from _______ 1, 2000 to the closing date.]

   [Price to Public                 Underwriting Discount        Net Proceeds
--------------------------------------------------------------------------------
   $             (__%)              $             (__%)          $        (__%)]
   [The price to public and underwriting discount shown are for all classes of offered Certificates in the aggregate. This information is shown for each Class on page S-__. The amount of net proceeds does not reflect accrued interest from _______ 1, 2000 to the closing date and does not reflect estimated expenses of $_____.]

CitiFinancial Mortgage Securities does not intend to list the Certificates on a national securities exchange or the Nasdaq Stock Market.

      YOU SHOULD READ "GENERAL RISK FACTORS," BEGINNING ON PAGE [ ] OF THE CORE PROSPECTUS, AND "SERIES RISK FACTORS," BEGINNING ON PAGE S-[ ]
           OF THIS SUPPLEMENT, BEFORE YOU PURCHASE ANY CERTIFICATES.
                                  [UNDERWRITER]
--------------------------------------------------------------------------------
     The Certificates are not insured or guaranteed by the Federal Deposit
            Insurance Corporation or any other governmental agency.

    Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

HOW TO READ THIS PROSPECTUS
This prospectus consists of a prospectus supplement followed by a core prospectus. The core prospectus gives general background information that applies to all Series of Certificates. The supplement gives specific information about your Series of Certificates. You should carefully read both the core prospectus and the supplement before investing.
   The supplement may update or modify information in the core prospectus. Whenever information in the supplement differs from information in the core prospectus, you should rely on the information in the supplement.
   In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

Forward-looking statements
In this prospectus we make certain forward-looking statements. These statements are found in the discussions (including the tables) set forth under "Series Risk Factors", "General Risk Factors" and "Sensitivity of Certificates to prepayment". Forward-looking statements are also found elsewhere in this prospectus and include words such as "expects", "intends", "anticipates" and similar words. Forward-looking statements are inherently subject to a variety of risks and uncertainties. Actual results may diverge substantially from those we anticipate or assume. Such divergence may be caused by, among other things,
o     economic conditions and industry competition,
o     political, social and economic conditions,
o     legal and governmental regulatory initiatives and
o     prevailing interest rates and fluctuations in interest rates.
      We will not update or revise any forward-looking statements to reflect changes in our expectations or assumptions or to reflect changes in the conditions or circumstances on which such statements were originally based.

CONTENTS
PROSPECTUS SUPPLEMENT                              CORE PROSPECTUS
Summary S-3                                        Summary 3
Series risk factors S-6                            General Risk Factors 4
Credit enhancement S-9                             Distributions on the
Distributions of interest S-13                      Certificates 6
Distributions of principal S-14                    The mortgage loans 12
Losses S-16                                        Defective mortgageloans 15
Sensitivity of Certificates to prepayment S-17     Insurance and other credit
Delinquency, forclosure and loss experience S-23    support 5
Voting rights S-24                                 Mortgage documents 17
Additional ERISA considerations S-24               CFMSI and its affiliates 17
Legal investment S-25                              Mortgage loan underwriting 18
Federal income tax consequences S-25               Servicing 20
Plan of distribution S-26                          Default by CF Mortgage 21
Legal opinions S-26                                The Trustee 22
Incorporation of additional SEC filings S-27       The pooling agreement 23
Annex A:  The loan pool                            Book-entry and physical
                                                    Certificates 25
                                                   ERISA considerations 27
                                                   Legal investment
                                                    considerations 28
                                                   Taxation of Certificate
                                                    holders 29
                                                   Taxation of the Trust 37
                                                   Legal aspects of mortgage
                                                    loans 3
                                                   Use of proceeds 48
                                                   Additional information 48
                                                   Exhibit A: Loan products 52
                                                   Index

Prospectus supplement
                , 2000



SUMMARY

SERIES OVERVIEW - THE CERTIFICATES

Offered by this prospectus


           Principal balance                                    Expected
           at cut-off date,                         Special     rating
Class      +/- up to 5%             Interest rate   features    S&P/Moody's    Subordinated to    Book-entry
                                                                /Fitch
------------------------------------------------------------------------------------------------------------

A-1             $      ,000,000     Variable(1)                  AAA/AAA            N/A           Yes
A-2             $      ,000,000         %                        AAA/AAA            N/A           Yes
A-3             $     ,000,000          %                        AAA/AAA            N/A           Yes
A-4             $     ,000,000        %(2)                       AAA/AAA            N/A           Yes
A-5             $     ,000,000       %(2)(3)                     AAA/AAA            N/A           Yes
A-6             $     ,000,000       %(2)(3)          NAS        AAA/AAA            N/A           Yes
A-7        $  ,000(notional)            %             IO         AAAr/AAA           N/A           Yes
M-1             $     ,000,000       %(2)(3)                      AA/AA              A            [Yes/No]
M-[ ]           $     ,000,000       %(2)(3)                       A/A+            A, M-1         [Yes/No]
B-1             $     ,000,000       %(2)(3)                     BBB-/BBB        A, M-1,M-[ ]     [Yes/No]
-------
(1)  Adjusts [monthly] based on LIBOR.

(2)  Adjusts after clean-up call date.

(3)  Interest rate is capped.




Not offered by this prospectus

-------

B-[ ]           $ 000,000               %                                    A, M-1,M-[ ],B-1
                                                                             A, M-1,M-[ ], B-1, B-[
[CE]            $ 000,000               %                                    ]

[P]              [$100]                N/A            PO                            N/A
Residuals         N/A                  N/A         Residuals                        N/A



Trustee, paying agent,    The Chase Manhattan Bank
transfer agent and        450 West 33rd Street
certificate registrar     New York, New York 10001

                          (212) 946-7312

Relative size of classes  Class                Principal balance of class as
                                               percentage of principal balance
                                               of all Certificates at cut-off
                                               date (the class percentage)

                          A                            % to    %
                          M-1                          % to    %
                          M-[ ]                        % to    %
                          B-1                          % to    %
                          B-[ ]                        % to    %

                 Ratings The offered Certificates will not be sold unless Standard & Poor's Ratings Group (S&P), Moody's Investors Service, Inc. (Moody's ) and Fitch IBCA, Inc. (Fitch) rate the offered Certificates as shown above.

                          The "r" symbol in certain S&P ratings identifies securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                          You should evaluate these ratings independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. S&P, Moody's or Fitch may revise or withdraw a rating at any time.

        Initial targeted  $__,000,000
   overcollateralization
                   level

           Denominations  $1,000 and any whole dollar amount above $1,000 except that one Certificate of each class may be in a different denomination.

       Distribution days  [20th] day of each month, beginning ____ [20], 2000

   Last distribution day  [ ______ 20, 20__].

           Clean-up call  Permitted when principal balance of mortgage loans is below 5% of principal balance on cut-off date

 Prepayment rate assumed  XX% CPR
   in structuring Series

      "Mortgage related   [None of the] [Class A and M] Certificates.
securities" under SMMEA

            Record date   For a distribution day, the close of business on the
                          business day immediately preceding that distribution day (in the case of class A-1) or, or all other
                          Certificates, the last business day of the calendar month preceding that distribution day

           Closing date   [            ], 2000

  Conditions to closing   The Certificates offered by this prospectus will not
                          be sold unless each class has received at least the ratings set forth above [and the Certifi-cates in classes B-[ ] and CE (none of which are offered by this prospectus) are sold on the closing date.]

                          [Underwriter] has agreed to purchase the offered Certificates on the closing date, subject to the satisfaction of customary closing conditions.


SERIES OVERVIEW - THE MORTGAGE LOANS AT THE CUT-OFF DATE

           Cut-off date   _____ 1, 2000

Number of mortgage loans  _____

Types of mortgage loans   [Fixed rate][Adjustable rate]
                          Approximately __% of the initial principal balance of the mortgage loans are balloon mortgage loans.

     Types of mortgaged   One- to four-family residential properties, of which
             properties
                          o   at least   % of the mortgaged properties will be
                              one-family dwellings,

                          o   no more than   % of the mortgaged properties will
                              be condominiums, townhouses, rowhouses or cooperative apartments,

                          o   at least   % of the mortgaged properties were
                              determined to be primary residences of borrowers, and

                          o at least % of the mortgage loans will be first priority mortgage loans, and the remainder will be second priority.

                          (Percentages are of initial principal balance of mortgage loans.)

             Geographic   No more than
          concentration

                          o   % of the mortgaged properties are in New York,

                          o   % of the mortgaged properties are in [ ],

                          o 10% of the mortgaged properties are in any other state, and

                          o 5% of the mortgaged properties are in any one ZIP code.

                          (Percentages are of initialp rincipal balance of mortgage loans.)

      Initial principal   $  00,000,000,+/-up to 5%
balance on cut-off date

       Range of initial   o   at least   % of the mortgage loans will have a
  principal balances on       principal balance less than $_0,000,
           cut-off date
                          o   at least   % of the mortgage loans will have a
                              principal balance less than $__0,000, and

                          o no mortgage loan will have a principal balance greater than $400,000.

                          (Percentages are of initial principal balance of mortgage loans.)

   Loan-to-value ratios   At origination,

                          o   no more than   % of the mortgage loans had a
                              combined loan-to-value ratio greater than 80%,

                          o   no more than   % of the mortgage loans had a
                              combined loan-to-
                              value ratio greater than 90%,

                          o   [none of][no more than   % of] the mortgage loans
                              had a combined loan-to-value ratio greater than 95%, and

                          o the weighted average combined loan-to-value ratio of the mortgage loans was no more than %.

                          (Percentages are of initial principal balance of mortgage loans.)

Range of interest rates   __.00% to __.99% per annum
      on mortgage loans
   (before deduction of
         servicing fee)

Weighted average          _____% per annum
mortgage interest rate
  (before deduction of
        servicing fee)

         Servicing fee    0.50% per annum

   Range of maturities    10 to 30 years

      Latest scheduled    _____ 1, 20__
              maturity

      Weighted average    ___ months
     remaining term to
              maturity

           Originators    CF MORTGAGE. CITIFINANCIAL, [Citibank]

       Originated from    ______ 1, 199_ through ______ 1, ____

 Underwriting policies    o   At least __% of the mortgage loans were originated
                              using full documentation underwriting policies.

                          o No more than __% were originated using alternative or streamlined underwriting policies.

DETAILED INFORMATION

o Information on the mortgage loans expected to be included in the Trust on the closing date is set forth on Annex A to this supplement. The mortgage loans actually included in the Trust may differ from the description in the Summary and Annex A, but the differences will not be material. [Approximately $_____ in principal balance of additional loans are to be transferred to the Trust after the initial closing date. CFMSI will file a subsequent Form 8-K containing similar detailed information on the Trust's mortgage loans after inclusion of these additional loans.]


SERIES RISK FACTORS


You should consider the following risk factors for this Series, as well as the general risk factors for the Certificates discussed in the core prospectus, before you purchase any Certificates.

CREDIT ENHANCEMENT MAY BE INADEQUATE TO PROTECT CERTIFICATES AGAINST ALL LOSSES Subordination. Part of the credit enhancement for the senior classes of Certificates is provided by the subordination of other classes of Certificates. The amount of this credit enhancement for any class of Certificates will, however, be limited and may decrease over the life of the transaction due to reductions of the principal balances of the subordinated classes through distributions of principal and allocation of principal losses to them.

Overcollateralization. The remaining component of credit enhancement is overcollateralization, which occurs when the total principal balance of the mortgage loans is greater than the total principal balance of the Certificates.
The existence of overcollateralization will provide additional security for the Certificates against later realized losses and shortfalls, beyond that provided by subordination. Overcollateralization can be created for the Trust because the weighted average net mortgage rate is expected to be higher than the weighted average of the interest rates on the Certificates. In the absence of loan losses, this excess interest will not be needed to pay interest on the Certificates and will instead be applied to make accelerated principal payments on Certificates. This will cause the Certificates, as a group, to amortize more rapidly than the loans amortize, resulting in overcollateralization. On the closing date, there will be [no overcollateralization][overcollateralization of $_____]. See "Credit enhancement" and "Distributions of principal" below.
     The maximum level, or targeted level, of overcollateralization at any time is limited and may decrease over the life of the transaction as the loans pay down and experience losses. The attaining of any level of overcollateralization is dependent on the performance of the loans and, therefore, CFMSI cannot guarantee that the initial targeted level will be reached or, if reached, that it will be maintained at any particular level for any period of time.

OVERCOLLATERALIZATION PROVISIONS WILL AFFECT WEIGHTED AVERAGE LIFE AND YIELD OF CERTIFICATES
The overcollateralization provisions of this Series will affect the weighted average life and yield to maturity of certain classes of Certificates. Until the targeted level of overcollateralization for the loan pool has been reached, excess interest will be applied to pay principal on the class A Certificates, resulting in accelerated repayment of their principal.
     Excess interest is the excess of interest received on the mortgage loans over the amount of interest accrued on the Certificates. Loans with higher interest rates will contribute more cash to excess interest. Loans with higher interest rates have historically prepaid faster than loans with relatively lower interest rates. Therefore, we can give no assurance as to the amounts of excess interest available on any distribution day or as to the probable quantitative effect of the application of excess interest on the yield to maturity of any Certificate. See "Sensitivity of Certificates to prepayments" below.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF DELINQUENCIES AND LOSSES Approximately __% of the total initial principal balance of the mortgage loans in this Series are mortgage loans secured by mortgaged properties located in [California], approximately __% are secured by mortgaged properties located in [New York] and approximately __% are secured by mortgaged properties in [______]. No other state contains mortgaged property securing more than 10% of the initial principal balance of the mortgage loans.
   In recent years, [California,] [the New York metropolitan area] and other regions have experienced significant fluctuations in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Concentration of mortgage loans in such regions may present risks greater than those generally present for similar mortgage-backed securities.
   California, Florida and other regions have also experienced natural disasters such as earthquakes, fires, floods and hurricanes. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in such regions. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in a region, may reduce the ability of homeowners to make scheduled monthly payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.
   Losses on mortgage loans may adversely affect the yield to maturity on your Certificates, especially if your Certificates are subordinated. In addition, delinquencies on mortgage loans may increase the likelihood of foreclosures and prepayments, which in turn may have an adverse effect on the yield to maturity of your Certificates.

BALLOON LOANS MAY PRESENT A HIGHER RISK OF DEFAULT
A borrower under a balloon loan is required to make a substantial principal payment at loan maturity. A balloon loan provides for equal monthly payments based upon an amortization schedule that is longer than the loan term, resulting in a remaining principal balance due at maturity that is significantly larger than a single monthly payment. Approximately __% of the total initial principal balance of the mortgage loans in this Trust are balloon loans. These loans present a higher risk of default at maturity than mortgage loans that fully amortize during their terms.

HIGH LOAN-TO-VALUE RATIOS MAY PRESENT A HIGHER RISK OF LOSSES
Approximately __% of the total initial principal balance of the mortgage loans in this Series are loans with loan-to-value ratios at origination higher than 80%. These loans present a higher risk of loss. Factors such as an overall decline in the residential real estate market, a rise in interest rates and a decline in the condition of a mortgaged property may cause the value of a mortgaged property to be lower than its appraised value at origination. This lower property value will increase the risk that the proceeds from a sale or liquidation of the property may not cover the principal balance of the loan plus accrued interest. See "Distributions on the Certificates - Foreclosures and their effect" and "Servicing - Realizing on defaulted mortgage loans" in the core prospectus.

SUBORDINATION PROVISIONS WILL AFFECT AMOUNTS, AND TIMING OF AMOUNTS, PAID TO SUBORDINATED CLASSES
Classes M-1, M-[ ], B-1 and B-[ ] are subordinated classes. Consequently, shortfalls in payments received on the mortgage loans may result in shortfalls in distributions to the subordinated classes, in the following order of priority:
o Class M-1 is subordinated to class A. Class M-1 will therefore not receive a distribution of interest on a distribution day until class A has received full distributions of interest on that day and, likewise, class M-1 will not receive a distribution of principal until class A has received full distributions of principal on that day.
o Class M-2 is subordinated to classes A and M-1. Class M-2 will therefore not receive a distribution of interest on a distribution day until classes A and M-1 have received full distributions of interest on that day and, likewise, class M-2 will not receive a distribution of principal until class A and class M-1 have received full distributions of principal on that day.
o Class B is subordinated to classes A, M-1 and M-2. Class B will therefore not receive a distribution of interest on a distribution day until classes A, M-1 and M-2 have received full distributions of interest on that day and, likewise, class B will not receive a distribution of principal until classes A, M-1 and M-2 have received full distributions of principal on that day.
   In addition, the subordinated classes generally are not entitled to receive any distributions of principal before ____, 20__ or during periods in which higher than specified delinquencies exist on the mortgage loans. See "Credit enhancement - Principal payment priorities" and "Distributions of principal" below.
   Principal losses are allocated to class B and then to class M when the current total principal balance of the Certificates is greater than the current total principal balance of the mortgage loans. If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal balance that can ultimately be distributed to that class. Principal losses realized on mortgage loans and allocated to the subordinated classes are allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the class M and B Certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans. See "Credit enhancement" below.

YIELDS ON CLASS M [AND B] CERTIFICATES WILL BE AFFECTED BY PAYMENT PRIORITIES The payment priorities for the Certificates cause the yields to maturity of the class M [and class B] Certificates to be particularly sensitive to prepayment rates and realized losses on the mortgage loans. Principal distributions on the class M [and class B] Certificates are not expected to commence before _____ 20__, and may commence even later if the level of delinquencies on the mortgage loans is too high. Losses on the mortgage loans will be allocated to the class M [and B] Certificates, in reverse order of seniority, if such losses are not covered by excess interest [or by the class CE Certificates]. See "Subordination" directly above and "Losses" and "Sensitivity of Certificates to prepayments" in this supplement.

CLASSES WITH CAPPED INTEREST RATES MAY EXPERIENCE BASIS RISK
The classes for which the effective rate for accrual of interest is subject to a maximum rate may experience basis risk shortfalls. The difference between interest accrued at the maximum cap rate and the interest that would accrue if the normal certificate rate were in effect will not be carried forward, and holders of such classes will not be entitled to receive the amount of this shortfall on any later distribution day.

RATINGS CONSIDERATIONS
The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required on the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.
     The ratings of Moody's on pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with certificates, including the nature of the underlying loans and the credit quality of any credit support provider. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.
     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.
The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.


CREDIT ENHANCEMENT


The dollar amount of credit enhancement available to a particular class on a distribution day is the sum of the current amount of overcollateralization and the principal balances of all classes subordinate to it.

ENHANCEMENT LEVELS
The degree of credit enhancement enjoyed by a particular class may be measured by that class's enhancement level. On any distribution day, a class's enhancement level is the percentage equivalent of
o the sum of the current principal balances of all classes that are subordinated to that class plus the current amount of overcollateralization, divided by
o the principal balance of the mortgage loans at the end of the related collection period.
On the closing date, the amount of overcollateralization will be [zero][$______], so that the following classes will have the following approximate enhancement levels:
Class A: __.00% ($__,000,000)
Class M-1: ____%($__ ,000,000)
Class M-2: __.00% ($__,000,000)

Thus, [those classes subordinate to class A will have an aggregate principal balance that is equal][the aggregate principal balance of those classes subordinate to class A plus the amount of overcollateralization will be equal] on the closing date [to] approximately __.00% of the aggregate principal balance of all mortgage loans.
   To preserve class A's enhancement level, for at least [____] years after the closing date all principal payments made on the Certificates will be paid solely to class A. This disproportionate allocation of principal will result in a faster reduction of class A's principal balance than would have occurred if allocations of principal were made proportionately. As a result, class A's class percentage will decrease, and the aggregate class percentage of those classes that are subordinated to class A (i.e., class A's enhancement level attributable to subordination) will increase. In addition, the allocation of excess interest as principal payments will also increase class A's enhancement level during this period by further decreasing class A's class percentage and, in the absence of losses, by increasing overcollateralization. After the specified class A enhancement level has been reached, and assuming the principal amount of mortgage loans delinquent 60 days or more does not exceed a specified level (i.e., a trigger event is not in effect), the amount of principal paid to class A will decrease to that necessary to maintain class A's enhancement level at least equal to the specified class A enhancement level of _____%. See "Principal payment priorities" below for an explanation of a trigger event.
   Class M is also entitled to a degree of credit enhancement throughout the life of the transaction. If the specified class A enhancement level has been reached and a trigger event is not in effect, class M-1 and M-2 will receive principal payments. Class M-1 will receive such principal payments as will maintain its enhancement level at not less than _____%, and class M-2 will receive such principal payments as will maintain its enhancement level at not less than _____%.

OVERCOLLATERALIZATION
The targeted level of overcollateralization is initially $__,000,000. On the closing date, the actual level of overcollateralization will be [zero][$__,000,000]. As described in the next paragraph, the targeted level may be lowered before or after the initial targeted level is reached. Excess interest will be paid as additional principal payments on the Certificates until the targeted level is reached. Once the targeted level is attained, application of excess interest as principal payments will cease. If principal losses on the loans are experienced after the targeted level has been reached so that the current amount of overcollater-alization is less than the targeted level, excess interest will once again be applied as principal payments in order to restore the targeted level of overcollateralization. Any excess interest not needed to attain or maintain the targeted level will be applied first, to reimburse the [subordinated] Certificates for prior interest [and principal] losses allocated to them, in order of seniority, second, [to the class CE Certificates, third] to reimburse the servicer and the trustee for their outstanding advances and expenses and finally, to make a distribution to the residual certificates [and/or the class P Certificates, as provided in the pooling agreement]. Step down of targeted level. The targeted level is permitted to decrease, or "step down", beginning with the distribution day in ______ 200_, if a step down test is satisfied. This test is satisfied if on the distribution day the enhancement level for class A is at least _____%. The targeted level may also decrease once the principal balance of class A has been reduced to zero. If the step down test is not satisfied on the distribution day in ___ 2000_, the test will be applied on each subsequent distribution day until the test is satisfied or the class A principal balance has been reduced to zero. However, the targeted level is not permitted to step down below an amount equal to the greater of
o    $__,000,000 and
o    ____% of the total current principal balance of the mortgage loans.
   If the targeted level is permitted to decrease on a distribution day, the amount of the decrease will allow an equal amount of principal funds to be applied in one of two ways:
o if both of the delinquency and loss tests (discussed in the next paragraph) are failed, the amount of the decrease will be applied to pay principal to the subordinated Certificates, in reverse order of seniority.
o otherwise, the amount of the decrease will be paid first, to reimburse the [subordinated] Certificates for prior interest [and principal] losses allocated to them, in order of seniority, second, [to the class CE Certificates, third] to reimburse the servicer and the trustee for their outstanding advances and expenses and finally, to make a distribution to the residual certificates [and/or the class P Certificates].
    The delinquency and loss tests referred to in the preceding paragraph are failed if:
o the current class A enhancement level is less than or equal to twice the total principal balance of mortgage loans delinquent 60 days or more and
o cumulative realized losses on the mortgage loans are greater than or equal to:
     (a) for distribution days in _____ 200_ through _____ 200_, ____% of the aggregate initial principal balance of the loans,
     (b) for distribution days in _____ 200_ through _____ 200_, ____% of the aggregate initial principal balance of the loans,
     (c) for distribution days in _____ 200_ through _____ 200_, ____% of the aggregate initial principal balance of the loans,
     (d) for distribution days in _____ 200_ through _____ 200_, ____% of the aggregate initial principal balance of loans, and
     (e) for distribution days after ____ 200_, ____% of the total initial principal balance of the loans.

INTEREST AND PRINCIPAL FUNDS
On each determination day, the servicer will separately determine the amounts of cash representing interest funds and principal funds that were received during the preceding collection period. Interest funds will be comprised of
o The interest portion of all scheduled monthly payments received for due days during that collection period (net of the servicing fee).
o The interest portion of all advances made by the servicer on delinquent monthly payments due during that collection period.
o The portion of the servicer's servicing fee applied to cover prepayment interest shortfalls on prepayments received during that collection period (as described below under "Protection against losses and shortfalls").
o The interest portion of all liquidation proceeds received during that collection period
     (net of liquidation expenses and unreimbursed advances).
o The interest portion of the repurchase price for each defective mortgage loan repurchased by CFMSI during that collection period.
o The interest portion of any amount deposited with the Trustee by CFMSI in connection with a substitution of a new loan for a defective loan during that collection period.
Principal funds will be comprised of
o The principal portion of all scheduled monthly payments received for due days during that collection period.
o    All prepayment principal received during that collection period.
o The principal portion of all liquidation proceeds received during that collection period (net of liquidation expenses and unreimbursed advances).
o The principal balance of each defective mortgage loan repurchased by CFMSI during that collection period.
o The principal portion of any amount deposited with the Trustee by CFMSI in connection with a substitution of a new loan for a defective loan during that collection period.
   The principal balance of a mortgage loan on a distribution day is the loan's actual principal balance on the last day of the related collection period; that is, it is not reduced to reflect the receipt of any unscheduled principal payments received after that collection period.

INTEREST PAYMENT PRIORITIES
On each distribution day, cash in the Trust that is available for distribution and which represents interest funds will first be applied to pay [the ____ insurance premium and to pay] the Trustee fee and any reimbursable Trustee expenses, and then will be distributed in the following order of priority:
1    current accrued interest on class A, plus any past due interest,
2    current accrued interest on class M-1,
3    current accrued interest on class M-2 and
4    current accrued interest on class B.
Interest payment priorities thus reflect the subordination feature of credit enhancement.

     Any interest funds remaining after the above payments have been made is excess interest and will be distributed as described above under "Credit enhancement--Overcollateralization".
     [The ___ insurance premium is equal to __% per annum of the principal balance of the [class A-] Certificates.] The Trustee fee is equal to __% per annum of the total current principal balance of the mortgage loans.

PRINCIPAL PAYMENT PRIORITIES
On each distribution day occurring before the date on which the specified class A enhancement level is reached, and on each distribution day thereafter on which a trigger event is in effect, the class A Certificates will be entitled to receive 100% of all amounts distributable as principal on the Certificates. A trigger event will be in effect if on a distribution day the principal balance of loans that are 60 days or more delinquent (expressed as a percentage of the current total mortgage loan balance) is one-half or more of the current class A enhancement level.
     On all other distribution days, principal payments will be made sequentially to class A, class M-1, class M-2 and class B, in that order, in each case up to the amount specified to be paid to that class on that distribution day.
       Principal payment priorities thus also reflect the subordination feature of credit enhancement. See "Distributions of principal" below.

PROTECTION AGAINST LOSSES AND SHORTFALLS
Subordination protects the senior classes against losses and shortfalls in receipts of interest and principal on the mortgage loans caused by
o the interest portion of delinquent monthly payments that are not covered by an advance,
o mortgage loans that have gone into default where the proceeds of insurance, foreclosure sales and any other receipts do not cover the principal balance plus accrued interest on the loans and
o prepayment interest shortfalls, to the extent not covered by CF MORTGAGE's servicing fee, as described in the next paragraph.
   If during a collection period a borrower prepays his or her loan in full or makes a principal prepayment in an amount of [___] times the scheduled monthly principal payment or more, and does not also pay a full month's accrued interest on the amount of the prepayment, there will be a prepayment interest shortfall. If there is a prepayment interest shortfall on a distribution day, CF MORTGAGE will apply up to [___% of] the servicing fee it would be entitled to retain out of the scheduled principal and interest payments on the mortgage loans due during the preceding collection period (but not more than the servicing fee it actually receives during that collection period) to reduce the shortfall. To the extent a net shortfall remains, it will reduce the amount of excess interest available and may result in an interest shortfall being allocated to the subordinated classes.
   The amount of interest losses and shortfalls not covered by other interest receipts will result in an equal shortfall in the distribution received by the most subordinated class. The general principle is that a class will not experience any shortfalls in required interest distributions so long as there is a more subordinated class outstanding.
   All principal losses will first be allocated to reduce the current amount of overcollateralization. If principal losses cause the current overcollateralization amount to be reduced to a negative number (that is, the principal balance of the Certificates is greater than the principal balance of the loans), then principal losses will be allocated to the subordinated classes, for so long as they are outstanding, up to the amount necessary to restore the current amount of overcollateralization to zero. However, once the principal amounts of classes M and B [and CE] are reduced to zero, all credit enhancement from subordination will be gone. The date on which this occurs is the subordination depletion date.

LOSSES AND SHORTFALLS THAT ARE NOT COVERED BY SUBORDINATION
There is one exception to the general principle that a senior class will not experience any interest shortfalls so long as a more subordinated class is outstanding. If a scheduled interest payment received from a homeowner is reduced by operation of the Soldiers' and Sailors' Civil Relief Act of 1940 (discussed in the core prospectus under "Certain legal aspects of mortgage loans--Anti-deficiency laws and other limitations on lenders"), then there may be an interest shortfall. If the amount of interest received is less than 30 days' interest on the loan at a per annum rate equal to the current weighted average interest rate on the Certificates, then the shortfall (called a Civil Relief shortfall) will be allocated [first against current accrued interest on class CE and then] over all [other] interest-bearing classes in proportion to interest accrued.


DISTRIBUTIONS OF INTEREST


Interest will be distributed on the principal balance or notional balance of each class based on the interest rate for the class shown in "Series overview - The Certificates" above, subject to
o    the distribution priorities described in "Credit enhancement," above,
o    the class's proportionate share of any Civil Relief shortfalls, and
o    the availability of sufficient cash.
     On each distribution day, the amount of interest accrued on a class will be calculated for the related accrual period. For class A-1, the accrual period will be the period from (and including) the preceding distribution day (or from the closing date, in the case of the first distribution day) to (but excluding) the current distribution day. For all other classes, the accrual period will be the calendar month preceding the applicable distribution day.
      Interest will accrue on class A-1 on the basis of a 360-day year and actual days elapsed in the relevant accrual period. For all other classes, interest will accrue on the basis of a 360-day year comprised of twelve 30-day months.
       The notional balance of class A-7 will at all times be equal to the principal balance of class A-__.

CLASS A-1 INTEREST
Class A-1 will accrue interest at a per annum rate equal to the lesser of
o    one-month LIBOR (determined as described below) plus 0.__% and the
o    weighted average mortgage loan rate minus 0.______%.
     The one-month LIBOR rate to be in effect for a class A-1 accrual period will be determined two London business days before the start of that accrual period (a LIBOR determination date). The first accrual period will be from the closing date to the first distribution day. A London business day is any day on which dealings in deposits of U.S. dollars are transacted in the London interbank market.
      On each LIBOR determination date, one-month LIBOR will be determined as follows:
o the Trustee will obtain from the Bridge/Telerate Page 3750 the London interbank offered rate for one-month U.S. dollar deposits at 11:00 a.m., London time, on that day.
o If no rate appears on that page, the Trustee will contact leading banks in London, selected by the Trustee, that engage in Eurodollar deposits in the London market, for their quotations of rates offered for one-month U.S. dollar deposits. If at least two quotations are obtained, then one-month LIBOR will be the arithmetic mean of such quotations (rounded upwards if necessary to the nearest 1/16th of a percent).
o If two quotations are not so obtained, CF MORTGAGE will select and contact major banks in New York City for their quotations of rates at 11:00 a.m., New York City time, for one-month loans in U.S. dollars to leading European banks. If at least two quotations are obtained, then one-month LIBOR will be the arithmetic mean of such quotations (rounded as described above).
o Otherwise, one-month LIBOR will be set equal to the rate in effect for the current accrual period.

CLASS A-4 INTEREST
Class A-4 will accrue interest at the fixed rate set forth on page S-3 for all accrual periods ending before the clean-up call date. If class A-4 remains outstanding after that date, interest will thereafter accrue at the fixed rate of ____% per annum.

CERTAIN CAPPED CLASSES
Classes A-5, A-6, M-1, M-2 and B will accrue interest at a per annum rate equal to the lesser of
o The rate set forth for such class on page S-3 plus (for all accrual periods relating to distribution days after the clean-up call date) 0.__% and
o    The weighted average mortgage loan rate less (x) 0._____% per annum.

BASIS RISK
If for any accrual period the interest rate on a class of Certificates (other than class A-4) is not the rate set forth on page S-3 for such class but is instead limited to a lower maximum rate based on the weighted average mortgage loan rate, the holders of such class will not be entitled to recover the shortfall in accrued interest on any future distribution day.

INTEREST SHORTFALLS
In the unlikely event that on a distribution day before the subordination depletion date, there is not enough available cash to distribute all accrued interest on the class A Certificates, interest will be distributed to the class A subclasses in proportion to their accrued interest for the preceding accrual period.
   Any shortfall in accrued interest distributed to a class will be carried forward to the next distribution day, subject to the conditions for interest distributions described above. [No interest will accrue on any unpaid interest shortfalls.]
   On each distribution day, available cash for interest distributions to class A will first be used to distribute accrued interest for the preceding accrual period, and any remaining available cash will then be used to reimburse any interest shortfalls that have been carried forward. Reimbursement of interest shortfalls to class A will be allocated among the sub- classes in proportion to the amount of interest shortfalls carried forward.
   For all other classes, available cash for interest distributions will be used to distribute accrued interest for the preceding accrual period only. Reimbursement of unpaid interest shortfalls on prior distribution days will be made only if funds are made available from
o excess interest not applied to attain or maintain the targeted level of overcollateralization and
o principal funds applied due to a decrease or step down in the targeted level.
See "Credit enhancement - Overcollateralization" above.


DISTRIBUTIONS OF PRINCIPAL


On each distribution day, principal funds and excess interest will be applied to attain (or maintain) the current targeted level of overcollateralization and to pay principal on the Certificates.

PRINCIPAL DISTRIBUTIONS
The classes will receive an aggregate principal distribution on each distribution day equal to the total amount of principal funds, plus all or a portion of excess interest. The distributions will be allocated, subject to subordination and priorities, as follows:
o Until the distribution day on which the specified class A enhancement level is reached, and on any later distribution day on which a trigger event is in effect, the class A subclasses will be entitled to receive principal distributions equal to 100% of all principal funds plus any excess interest applied to attain (or maintain) the current targeted level of overcollateralization.
o On all other distribution days, subject to the availability of sufficient cash, the class A subclasses will be entitled to receive principal distributions in an amount equal to the total principal balance of the class A Certificates minus the lesser of
     o The total current principal balance of the mortgage loans minus $__,000,000 and
     o _____% of the total current principal balance of the mortgage loans. Any principal distributable to class M or B will be allocated as described in the next section.
     The distribution to class A will be allocated among the class A subclasses according to the priorities described in the next section. Principal distributed to a class A subclass will be distributed proportionately among holders of Certificates of the subclass.

PRIORITIES IN PRINCIPAL DISTRIBUTIONS
On each distribution day, the principal amount payable to the class A subclasses will be allocated first to class A-6 according to the special rules set out in "Special rules for class A-6" below, and then the remaining principal will be paid sequentially as follows to each of the class A subclasses until its principal amount is reduced to zero:
     o    class A-1,
     o    class A-2,
     o    class A-3,
     o    class A-4,
     o    class A-5,
     o    class A-6.
   After payment to class A as described above, any remaining principal distributable on a distribution day will be applied, subject to the availability of sufficient cash, as follows:
   first, to class M-1, until its principal balance is reduced to zero, an amount equal to the total current principal balance of class A (after giving effect to the payments to class A on that day) and class M-1 (before giving effect to such payments) minus the lesser of
     o the total current principal balance of the mortgage loans minus $__,000,000 and
     o _____% of the total current principal balance of the mortgage loans; second, to class M-2, until its principal balance is reduced to zero, an amount equal to the total current principal balance of classes A and M-1(after giving effect to the payments to classes A and M-1 on that day) and class M-2 (before giving effect to such payments) minus the lesser of
     o the total current principal balance of the mortgage loans minus $__,000,000 and
     o _____% of the total current principal balance of the mortgage loans; third, to class B, until its principal balance is reduced to zero, an amount equal to the total current principal balance of classes A, M-1 and M-2 (after giving effect to the payments to classes A, M-1 and M-2 on that day) and class B (before giving effect to such payments) minus the lesser of
     o the total current principal balance of the mortgage loans minus $__,000,000 and
     o    _____% of the total current principal balance of the mortgage loans;
          and
   finally, to reimburse the subordinated Certificates for prior interest and principal losses allocated to them, in order of seniority, and then to reimburse the servicer and the trustee for outstanding advances and expenses.
   On any distribution day on which class A's enhancement level is zero (i.e., the subordination depletion date has occurred and the current overcollateralization amount is zero), cash available for principal distributions to the class A subclasses will be distributed to all outstanding subclasses in proportion to their principal balances, without regard to the priorities set forth in the first paragraph of this section.

SPECIAL RULES FOR CLASS A-6
So long as any other class A subclass is outstanding, class A-6 will not receive a principal distribution before _____ 200_. Thereafter, class A-6 will be eligible to receive the percentage (set forth in the table below) of its proportional share of the total principal amount payable to class A for that distribution day. Class A-6's proportionate share will be based on the proportion of class A-6's principal balance to the aggregate principal balances of all class A subclasses.


           Distribution day          Percentage
       ------------------------- --------------------
       _____ 200_ through        [45%]
       _____ 200_
       _____ 200_ through        [80%]
       _____ 200_
       _____ 200_ through        [100%]
       _____ 200_
       After _____ 200_          [300%]

Class A-6's weighted average life will be longer, and could be significantly longer, than if it received on each distribution day a principal distribution proportional to its principal balance.

CLEAN-UP CALL
CFMSI may, on any distribution day on which the principal balance of the mortgage loans is less than [5%] of the initial principal balance (the clean-up call date), repurchase the mortgage loans and any other property owned by the Trust. CFMSI is not, however, obligated to repurchase the loans and other property. If CFMSI does so repurchase, Certificate holders would then receive a final distribution on their Certificates. The repurchase price will be equal to the sum of
o the principal balance of the mortgage loans at the end of the related collection period plus accrued interest thereon (net of the servicing fee) plus
o    the fair market value of all other property owned by the Trust.
The final distribution of principal on the Certificates will be made according to the distribution priorities described above under "Distributions of principal." Some Certificates may not receive a distribution equal to their principal balance plus accrued interest if CFMSI's purchase price is based in part on the fair market value of the Trust's property.
   CFMSI may transfer its right to repurchase the mortgage loans to a third party.


LOSSES


REALIZED LOSSES
If the net liquidation proceeds on a liquidated mortgage loan are less than loan's principal balance plus accrued and unpaid interest at the mortgage loan interest rate through the date on which the loan was liquidated, the difference will be a realized loss.
   A mortgage loan becomes a liquidated loan if CF MORTGAGE either
o determines that all recoverable liquidation and insurance proceeds have been received or
o accepts payment for the release of the mortgage of less than the principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the principal balance.
   Liquidation proceeds are amounts received or property acquired by CF MORTGAGE in liquidating a defaulted mortgage loan. In calculating a liquidated loan loss, net liquidation proceeds (after reimbursement to CF mortgage for unreimbursed advances and liquidation expenses on the mortgage loan) are applied first to accrued interest and then to the principal balance of the loan.

LOSS ALLOCATIONS
Any interest portion of a realized loss will first reduce the amount of any excess interest and then will reduce the amount of interest proceeds available to pay accrued interest on the Certificates. Cash available to pay Certificate interest will be allocated as described -above under "Distributions of interest". Allocation to a class of part or all of the interest portion of a realized loss on a mortgage loan will reduce interest payments to be received by the class.
   Realized principal losses will be allocated to the subordinated Certificates only if, after taking into account principal payments (including the application of excess interest) to the Certificates on a distribution day, the amount of overcollateralization is negative (that is, the total Certificate principal balance exceeds the total loan principal balance). In that event, principal losses will be allocated to the subordinated Certificates to the extent necessary to increase the amount of overcollateralization to zero.
   Allocation to a class of part or all of the principal portion of a realized loss on a mortgage loan will reduce the class's principal balance by the amount of the loss allocated to the class. A principal loss can therefore not be allocated to a class that exceeds the principal balance of the class.
   Realized losses will be allocated to the classes in accordance with their subordination priorities. That is, losses will be allocated first [to class CE until its principal balance is reduced to zero, then] to class B until its principal balance is reduced to zero, then to class M-2 until its principal balance is reduced to zero, and then to class M-1 until its principal balance is reduced to zero. If the principal balances of the subordinated Certificates have been reduced to zero, further realized losses [will be not be allocated to any][will be allocated pro rata over all outstanding] class A subclass[es].
   Example: Suppose the principal balance of class B is $1,000 and of class M-2 is also $1,000. Then a realized principal loss of $1,500 that must be allocated to the Certificates would be allocated to class B until its princi-pal balance is reduced to zero. The remaining $500 of the loss would then be allocated to the M-2 class, reducing its principal balance to $500.
   Losses allocated to a class will be allocated to the Certificates in the class in proportion to their principal balances.

RECOVERIES
Any recovery of principal on a mortgage loan that had previously been allocated to the Certificates as a realized loss will be allocated to the subordinated classes, to the extent of the principal losses allocated to the class, in order of seniority, beginning with the most senior class.


SENSITIVITY OF CERTIFICATES TO PREPAYMENT


THE PREPAYMENT MODEL
As discussed in the core prospectus ("Distributions on the Certificates - Effect of prepayments"), the rate at which mortgage loans are prepaid (including by repurchase or foreclosure) affects a Certificate's
o    weighted average life, and
o for mortgage loans purchased at a premium or a discount, yield to maturity. Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. "Prepayment" includes refinancings, liquidations and repurchases by CF MORTGAGE. The model used in this prospectus assumes that the homeowners will prepay new mortgage loans at a constant prepayment rate
(CPR) equal to some multiple of
o 4% per annum of the principal balance of the mortgage loans in the first month of the mortgage loans,
o an additional 1.909% per annum in each month thereafter (i.e., 5.909% per annum in the second month, 7.818% per annum in the third month) until the 12th month, and
o    beginning in the 12th month and in each month thereafter, 25% per annum.
   If homeowners prepaid their mortgages at exactly these rates, we would say that they were prepaying at 100% of the prepayment model. Similarly, we would say that homeowners were prepaying at 50% of the prepayment model if they prepaid their loans half as fast as 100% - that is, 2% per annum in the first month, 2.9545% per annum in the second month, and so forth. If homeowners never made a prepayment, they would be said to prepay at 0% of the prepayment model.
   There is no assurance that prepayment of the mortgage loans will conform to any level of the prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.
   Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.
   Because the amount of principal distributions on each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than the last scheduled distribution day of [_____, 20], 20__.
   The following tables of weighted average lives to maturity, weighted average lives to call and yields to maturity have been prepared using the following structuring assumptions:
o    The classes of Certificates have the characteristics set forth in "Summary
- Series overview" above, without regard to any variation or approximation provided for in that section.

o The mortgage loans are comprised of representative pools of loans with the characteristics set forth in the table below.
o Scheduled payments of principal and interest on the mortgage loans are received in a timely manner on the first day of each collection period.
o    There are no prepayment interest shortfalls or Civil Relief shortfalls.
o The targeted level of overcollateralization is set initially as specified under "Credit enhancement--
Overcollateralization" above and thereafter decreases in accordance with the provisions described in that section.
o The class A-1 Certificates accrue interest at a constant rate of _____% per annum.
o CFMSI does not make a clean-up call (except in the case of the weighted average life to call).
   THE PREPAYMENT MODEL, THE STRUCTURING ASSUMPTIONS AND THE OTHER ASSUMPTIONS DESCRIBED BELOW ARE MADE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY. THE CHARACTERISTICS OF THE ACTUAL MORTGAGE LOANS ARE ALSO LIKELY TO DIFFER FROM THE STRUCTURING AND OTHER ASSUMPTIONS. AS A RESULT, THE ACTUAL PRINCIPAL BALANCES, WEIGHTED AVERAGE LIVES AND PRE-TAX YIELDS OF THE CERTIFICATES ARE LIKELY TO DIFFER FROM THOSE SHOWN IN THE TABLES IN THE FOLLOWING SUBSECTIONS OF THIS "SENSITIVITY OF CERTIFICATES TO PREPAYMENT" SECTION, EVEN IF ALL OF THE MORTGAGE LOANS PREPAY AT THE INDICATED PERCENTAGES OF THE PREPAYMENT MODEL. YOU ARE URGED TO CONSULT YOUR INVESTMENT ADVISOR AND TO MAKE YOUR INVESTMENT DECISION BASED ON YOUR OWN DETERMINATION AS TO ANTICIPATED RATES OF PREPAYMENT UNDER A VARIETY OF SCENARIOS AND THE SUITABILITY OF A CLASS OF CERTIFICATES TO YOUR INVESTMENT OBJECTIVES.

WEIGHTED AVERAGE LIVES
Weighted average life refers to the average amount of time from the date a Certificate is purchased until its principal balance is reduced to zero. The weighted average life of each class shown in the following tables is determined by (1) multiplying the amount of each distribution of principal by the number of years from the closing date to the related distribution day, (2) adding the results and (3) dividing the sum by the initial principal balance of the class.

   [REPRESENTATIVE LOAN POOLS TABLE]


PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE
                    CLASS A-1                     CLASS A-2                     CLASS A-3

DISTRIBUTION DAY    0%   50%  100% 125% 150%      0%   50%  100% 125% 150%      0%   50%  100% 125% 150%
----------------    ---  ---  ---- ---- ----      ---  ---  ---- ---- ----      ---  ---  ---- ---- ----
Initial             100  100  100  100  100       100  100  100  100  100       100  100  100  100  100
______ 20, 2001
______ 20, 2002
______ 20, 2003
______ 20, 2004
______ 20, 2005
______ 20, 2006
______ 20, 2007
______ 20, 2008
______ 20, 2009
______ 20, 2010
______ 20, 2011
______ 20, 2012
______ 20, 2013
______ 20, 2014
______ 20, 2015
______ 20, 2016
______ 20, 2017
______ 20, 2018
______ 20, 2019
______ 20, 2020
______ 20, 2021
______ 20, 2022
______ 20, 2023
______ 20, 2024
______ 20, 2025
______ 20, 2026
______ 20, 2027
______ 20, 2028
______ 20, 2029
______ 20, 2030

WEIGHTED AVERAGE
 LIFE TO MATURITY (YEARS)
WEIGHTED AVERAGE
 LIFE TO CALL (YEARS)


---------------------
* Indicates that between zero and 0.05% of initial principal balance is outstanding.

PRINCIPAL BALANCE AS PERCENT OF INITIAL PRINCIPAL BALANCE
                    CLASS A-[ ]                   CLASS M-[ ]                   CLASS B-[ ]

DISTRIBUTION DAY    0%   50%  100% 125% 150%      0%   50%  100% 125% 150%      0%   50%  100% 125% 150%
----------------    ---  ---  ---- ---- ----      ---  ---  ---- ---- ----      ---  ---  ---- ---- ----
Initial             100  100  100  100  100       100  100  100  100  100       100  100  100  100  100
______ 20, 2001
______ 20, 2002
______ 20, 2003
______ 20, 2004
______ 20, 2005
______ 20, 2006
______ 20, 2007
______ 20, 2008
______ 20, 2009
______ 20, 2010
______ 20, 2011
______ 20, 2012
______ 20, 2013
______ 20, 2014
______ 20, 2015
______ 20, 2016
______ 20, 2017
______ 20, 2018
______ 20, 2019
______ 20, 2020
______ 20, 2021
______ 20, 2022
______ 20, 2023
______ 20, 2024
______ 20, 2025
______ 20, 2026
______ 20, 2027
______ 20, 2028
______ 20, 2029
______ 20, 2030

WEIGHTED AVERAGE
 LIFE TO MATURITY (YEARS)
WEIGHTED AVERAGE
 LIFE TO CALL (YEARS)

---------------------
* Indicates that between zero and 0.05% of initial principal balance is outstanding.

YIELD TO MATURITY
If a Certificate is purchased at a discount from parity (as described below), and the anticipated yield to maturity of the Certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a Certificate is purchased at a premium to parity, and the anticipated yield to maturity of the Certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Parity is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.
   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.
   CFMSI intends to file additional yield tables and other computational material for some class A subclasses and the class M and B Certificates with the SEC in a report on Form 8-K. See "Incorporation of additional SEC filings" below. These tables and materials were prepared by an underwriter at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, the investors. These assumptions may differ from the structuring assumptions and may not be relevant to or appropriate for other investors.

SENSITIVITY OF THE CLASS A-7 CERTIFICATES
o The following tables indicate sensitivity to various rates of prepayment on the mortgage loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the class A-7 Certificates. In addition to the structuring assumptions described in "The prepayment model" above, we have assumed that the class A-7 Certificates will be issued at an aggregate purchase price of approximately __% of their initial notional principal balance.


PRE-TAX YIELDS
                         PERCENTAGES OF PREPAYMENT MODEL
   CLASS          0%          50%        100%      125%          150%
    A-7            %            %           %         %             %

The pre-tax yields set forth in the preceding table (and in the tables below for yields on the class B Certificates) were calculated by
o determining the monthly discount rates that, when applied to the streams of cash flows assumed to be paid on the Certificates, would make the discounted present value of the assumed stream of cash flows equal an assumed purchase price for each class A-7 Certificate of __% of its initial notional principal balance, and
o    converting the monthly rates to corporate bond equivalent rates.
   The calculation does not take into account the interest rates at which you might reinvest distributions received by you on the class A-7 Certificates.

YIELDS ON CLASS B CERTIFICATES
The yield to maturity on the class B Certificates will be extremely sensitive to the amount and timing of losses on the mortgage loans, because if such losses are allocated to the Certificates, the losses will be entirely allocated to class B until its principal balance is reduced to zero.
   Defaults on the mortgage loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption, or SDA, assumes constant default rates of

o 0.02% per annum of the principal balance in the first month of the mortgage loans,
o an additional 0.02% per annum in each month from the second month until the 30th month,
o    0.60% per annum in each month from the 30th month through the 60th month,
o 0.0095% per annum less in each month from the 61st month through the 120th month,
o    and 0.03% per annum in each month after the 120th month.
   Mortgage loans that conform to this assumption are said to be 100% SDA. A default assumption of 50% SDA would assume default rates in each month that were 50% of the assumption, and similarly for 150% SDA and other assumptions. No percentage SDA purports to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans.
   Thefollowing yield tables have been prepared using the structuring assumptions, except that we assumed that
o scheduled interest and principal payments on the mortgage loans are received timely, except for mortgage loans on which defaults occur in accordance with the indicated percentages of SDA,
o    all defaulted loans are liquidated after exactly 12 months,
o there are realized losses of a percentage (referred to in the tables as the "loss severity" percentage) of the principal balance at liquidation of the liquidated mortgage loans,
o the target level of overcollateralization is reduced only when permitted as described above under "Distributions of principal - Overcollateralization and its effects."
   The pre-tax yields shown in the following tables were calculated in the same manner as the pre-tax yields on the A-7 Certificates, as described in the preceding section. The assumed purchase price is equal to ____% of the initial principal balance of the class B Certificates.


                PRE-TAX YIELD TO MATURITY OF CLASS B CERTIFICATES
                                       Prepayment rate
                        20% Loss Severity             30% Loss Severity
SDA          50%         100%      150%      50%       100%      150%
Percentage
-----------------------------------------------------------------------
50%            %            %         %        %          %         %
100%           %            %         %        %          %         %
150%           %            %         %        %          %         %
200%           %            %         %        %          %         %


The following table shows aggregate realized losses on the Certificates under each of the scenarios in the preceding tables, expressed as a percentage of the initial principal balance:

                            AGGREGATE REALIZED LOSSES
                                       Prepayment rate
                        20% loss severity             30% loss severity
SDA          50%         100%      150%      50%       100%      150%
Percentage
-----------------------------------------------------------------------
50%            %            %         %        %          %         %
100%           %            %         %        %          %         %
150%           %            %         %        %          %         %
200%           %            %         %        %          %         %

Investors should note that
o the loss severity percentage does not purport to be a historical description of loss severity experience or a prediction of the anticipated loss severity of any pool of mortgage loans, and
o even if subsequently cured, delinquencies may affect the timing of distributions on the class B Certificates, because temporary shortfalls in available cash would be borne by class B before they would affect the class M and A Certificates.


DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE


Loss and delinquency considerations
The following tables show the recent delinquency, foreclosure and loss experience of mortgage loans serviced by CF MORTGAGE . Essentially all these mortgage loans were originally purchased or originated by IMC Mortgage Company ("IMC"). On November 15, 1999, CF MORTGAGE acquired from IMC the servicing rights to all mortgage loans in securitizations then serviced by IMC.
    The loans represented in the tables include first and second priority loans, fixed and adjustable interest rate loans, including buydown loans, loans with stated maturities of up to 30 years and other types of mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. In particular, the underwriting guidelines used by CF MORTGAGE are not identical to those used by IMC. All of the mortgage loans in a Trust will have been originated to CF MORTGAGE's underwriting standards. There may also be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.


DELINQUENCY AND FORECLOSURE EXPERIENCE ON SERVICED PORTFOLIO

                   December 31, 1997              December 31, 1998              December 31, 1999
                   -----------------              -----------------              -----------------
                                                                 Principal
                                   Principal                       balance                       Principal
                                     balance                  ($ millions)                         balance
                   Number       ($ millions)      Number                         Number        ($ millions)
                   -------      -----------       ------      -------------      ------        ------------

                   102,275         $ 6,956.9               $                                    $
Loans
Days past due
    30-59          2.598%                2.371%
    60-89          1.438%                1.292%
    90 or more     4.042%                3.886%
Delinquent loans   8.078%                7.549%
In foreclosure     1.235%                1.420%
In bankruptcy          1.522             1.139%
Real estate            0.462             0.441%
owned

Total in default



LOSS EXPERIENCE ON SERVICED PORTFOLIO
                                                               Cumulative net
                                          Aggregate principal  losses as
                   Cumulative net losses  balance of           percentage of
                   ($millions)(1)         securities           aggregate
                                          ($millions)          principal balance
                                                               of securities
                   ---------------------  -------------------  -----------------
December 31, 1997  $6.274                      $                     %
December 31, 1998     $                        $                     %
December 31, 1999     $                        $                     %

----------------
(1) Calculated without giving effect to any credit enhancement.


VOTING RIGHTS


At all times, the voting rights of holders of the Certificates will be allocated among the class A, M and B Certificates in proportion to their principal or notional principal balances


ADDITIONAL ERISA CONSIDERATIONS


The Department of Labor has granted the underwriter, ______, an administrative exemption, Prohibited Transaction Exemption PTE 90-__ (the underwriter exemption), from some of ERISA's prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the underwriter exemption. The underwriter exemption should apply to the acquisition, holding, and resale of the class A Certificates by an ERISA plan, provided that specified conditions are met, including
o the acquisition of the class A Certificates by an ERISA plan is on terms (including the purchase price) that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,
o the class A Certificates acquired by the ERISA plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.,
o the sum of all payments made to [underwriter] for the distribution of the class A Certificates is no more than reasonable compensation for underwriting the certificates, and
o the sum of all payments made to and retained by CF MORTGAGE is no more than reasonable compensation for CF MORTGAGE's services and reimbursement of its reasonable expenses.
   In addition, an ERISA plan investing in class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.
   The underwriter exemption does not apply to the acquisition and holding of class A Certificates by ERISA plans sponsored by CFMSI, the underwriter, the Trustee or any of their affiliates. Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements
o an ERISA plan's investment in each class A subclass does not exceed 25% of that subclass at the time of the acquisition and
o immediately after the acquisition, no more than 25% of the assets of an ERISA plan for which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.
   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.
   Neither the underwriter exemption nor PTE 83-1 (discussed under "ERISA considerations" in the core prospectus) applies to the acquisition or holding of the class M or class B Certificates, which are subordinated to the class A Certificates.


LEGAL INVESTMENT


The [class A and class M-1] Certificates will [not] be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA), [so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.] [The class M-2 and class B Certificates will not be "mortgage related securities" under SMMEA.]


FEDERAL INCOME TAX CONSEQUENCES


For federal income tax purposes, an election will be made to treat the Trust as [a REMIC] [multiple separate remics organized in a tiered REMIC structure, an upper-tier REMIC and one or more lower-tier REMICs]. [Each REMIC will hold interests in the lower-tier REMIC immediately below it in the tiered structure.] Each class of offered Certificates will be designated as a regular interest in the [upper-tier] REMIC. The offered Certificates will be treated as debt instruments for US federal income tax purposes.
   The class A-_ and class A-__ Certificates will be issued with original issue discount (OID) equal to the excess of their initial principal balances over their issue prices. It is anticipated that
o the class B-_ Certificates will be issued with OID equal to the excess of their initial principal balance (plus ___ days of accrued interest) over their issue price (including accrued interest),
o the class A-_, class A-_, class A-_, class A-_ and class A-_ Certificates will be issued at a premium, and
o the class A-__, class M-__, class M-__ and class B-_ Certificates will be issued with de minimis OID.
   The offered Certificates will be treated as
o "loans . . . secured by an interest in real property which is . . . residential real property" and "regular interests in a REMIC" for domestic building and loan associations,
o    "real estate assets" for real estate investment trusts,
o    "qualified mortgages" for another REMIC, and
o    "permitted assets" for a financial asset securitization investment trust.

PLAN OF DISTRIBUTION


   Subject to the terms and conditions of the underwriting agreement among CitiFinancial, CFMSI and the underwriters, the underwriters, will purchase the Certificates from CFMSI upon issuance. The underwriter has committed to purchase all the Certificates if any Certificates are purchased. [The underwriter will distribute the Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.]
   [Proceeds to CFMSI will be approximately ____% of the aggregate initial principal balance of the class A Certificates, approximately ____% of the aggregate initial principal balance of the class M-1 Certificates, approximately _____% of the aggregate initial principal balance of the class M-2 Certificates and approximately ____% of the aggregate initial principal balance of the class B Certificates, plus accrued interest at the rate of ____% and before deducting expenses payable by CFMSI. In connection with the purchase and sale of the Certificates, the underwriter may be deemed to have received compensation from CFMSI in the form of underwriting discounts.]
   [CFMSI has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the percentage of the principal balance of each class of offered Certificates set forth below opposite the underwriter's name:

               A-1       A-[ ]          M-[ ]          B-[ ]
[name]         %         %              %              %
[name]         %         %              %              %
[name]         %         %              %              %

[CFMSI has been advised by the underwriters that they propose to offer the offered Certificates to the public initially at the offering price for each class of Certificates set forth below, and to certain dealers at such price less a selling concession not to exceed the percentage set forth below, and that underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage set forth below:]

                    PRICE TO UNDERWRITING SELLING REALLOWANCE
CLASS          PUBLIC         DISCOUNT       CONCESSION          DISCOUNT
-----          ------         --------       ----------          --------
A-1              %               %                %                  %
A-2
A-3
A-[ ]
M-1
B-[ ]

After the initial public offering, these concessions and discounts may be changed.]
   The Underwriting Agreement provides that CFMSI and CITIFINANCIAL will indemnify the underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the underwriter may be required to make under that Act.
   [Salomon Smith Barney Inc. is an affiliate of CFMSI and CF MORTGAGE. This prospectus may be used by Salomon Smith Barney Inc., to the extent required, in connection with market making transactions in the Certificates. Salomon Smith Barney Inc. may act as principal or agent in such transactions.]
   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


Legal opinions


Legal opinions will be delivered for CFMSI and CITIFINANCIAL by John R. Dye, as Associate General Counsel--Corporate Law of Citigroup Inc., and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York. An opinion on federal income tax matters will be delivered for CFMSI by Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, N.A. Mr. Dye and Ms. Daniels each owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup Inc. An opinion on ERISA matters will be delivered for CFMSI by Cadwalader, Wickersham & Taft, New York, New York.


INCORPORATION OF ADDITIONAL SEC FILINGS


   The following documents filed with the SEC by CFMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:
o    Current Report on Form 8-K dated _____ __, 2000, filed pursuant to
Section 13, and
o all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the Certificates.

                                     ANNEX A

                                  THE LOAN POOL

         The statistical information presented below is based on the mortgage loan pool as of the cut-off date of ________ 1, 2000. The pool totaled $_________ as of the cut-off date. Some amortization of the pool will occur prior to the closing date. Some loans included in the pool may prepay in part or in full, or may be determined not to meet the eligibility requirements for the final pool and other loans may be substituted therefor. [In addition, CFMSI intends to sell additional loans to the Trust after the closing date so that the total pool balance will be approximately $______.] As a result of these factors, the statistical distribution of characteristics for the pool as of the closing date [, and as of the date on which the additional loans are sold to the Trust,] may vary from the statistical distribution of such characteristics as presented below, but the variance will not be material.

         Unless otherwise noted, all percentages are measured by the total scheduled principal balance of the loans as of the cut-off date. The column entitled "% of Total Balance" in the tables may not sum to 100% due to rounding.

         The loans as of the cut-off date consist of _____ fixed rate conventional home equity loans evidenced by promissory notes secured by first and second mortgages. The properties securing the loans consist primarily of one-to-four family residential properties. The properties are located in __ states. ___% of the mortgaged properties are owner-occupied and the remainder are non-owner-occupied investment properties (which includes second and vacation homes). All of the loans have a first payment date on or after ___________, 1999. Loans representing _____% of the total loan balance were secured by first priority liens and the remaining loans were secured by second liens.

         The loan-to-value ratios below were calculated based upon the lower of the appraised values of the properties at the time of origination or the sales price. For a limited number of loans and within the Seller's underwriting guidelines, the Seller has reduced the appraised value of the properties where the properties are unique, have a high value or where the comparables are not within guidelines. The reason for these reductions is to value the properties more conservatively than if the appraisal were accepted as written.

         On the cut-off date:

         o     the average loan balance of the loans was $________.
         o the minimum and maximum loan balances were $_,000 and $_______, respectively.
         o the weighted average interest rate on the loans was ____%, and the interest rate on the loans ranged from _.00% to _____%.
         o the weighted average combined loan-to-value ratio of the loans was ____%.
         o the weighted average remaining term to maturity of the loans was ____ months.
         o the remaining terms to maturity of the loans ranged from ____ months to 360 months.
         o loans containing "balloon" payments represented not more than _____% of the total loan balance.
         o     no loan will mature later than ____________ 1, 2030.
         o     the weighted average credit score was _____.

                      Geographic Distribution of Properties

                 Number of         Total                 % of
State              Loans        Loan Balance          Total Balance
-----              -----        ------------          -------------
Alabama                    $                                %
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total                      $

                          Combined Loan-to-Value Ratios

         The original combined loan-to-value ratios on the origination dates of the loans (based upon appraisals made at loan origination) were distributed as follows:


Range of Original                Number of    Total Loan         %of
CLTV's                            Loans         Balance      Total Balance
----------------                  -----         -------      -------------

10.001%     to     15.000%                 $                      %
15.001      to      20.000
20.001      to      25.000
25.001      to      30.000
30.001      to      35.000
35.001      to      40.000
40.001      to      45.000
45.001      to      50.000
50.001      to      55.000
55.001      to      60.000
60.001      to      65.000
65.001      to      70.000
70.001      to      75.000
75.001      to      80.000
80.001      to      85.000
85.001      to      90.000
90.001      to      95.000
95.001      to     100.000

Total                                      $

                                 Interest Rates

         The per annum interest rates of the notes relating to the loans on the cut-off date were distributed as follows:


Range of                     Number of       Total Loan            % of
Interest Rates                 Loans           Balance         Total Balance
--------------                 -----           -------         -------------

 4.001%   to      5.000%                $                            %
 6.001    to      7.000
 7.001    to      8.000
 8.001    to      9.000
 9.001    to     10.000
10.001    to     11.000
11.001    to     12.000
12.001    to     13.000
13.001    to     14.000
14.001    to     15.000
15.001    to     16.000
16.001    to     17.000
17.001    to     18.000
18.001    to     19.000

Total                                   $

                                  Loan Balances

         The outstanding principal amounts of the loans on the cut-off date were distributed as follows:


                                          Number of   Total Loan      % of
Loan Balances                              Loans       Balance     Total Balance
-------------                              -----       -------     -------------

           Up    to     $  10,000000                $                   %
    10,000.01    to        20,000.00
    20,000.01    to        30,000.00
    30,000.01    to        40,000.00
    40,000.01    to        50,000.00
    50,000.01    to        60,000.00
    60,000.01    to        70,000.00
    70,000.01    to        80,000.00
    80,000.01    to        90,000.00
    90,000.01    to       100,000.00
   100,000.01    to       110,000.00
   110,000.01    to       120,000.00
   120,000.01    to       130,000.00
   130,000.01    to       140,000.00
   140,000.01    to       150,000.00
   150,000.01    to       160,000.00
   160,000.01    to       170,000.00
   170,000.01    to       180,000.00
   180,000.01    to       190,000.00
   190,000.01    to       200,000.00
   200,000.01    to       210,000.00
   210,000.01    to       220,000.00
   220,000.01    to       230,000.00
   230,000.01    to       240,000.00
   250,000.01    to       260,000.00
   260,000.01    to       270,000.00
   280,000.01    to       290,000.00

Total                                               $

                          Types of Mortgaged Properties

         The properties securing the loans were of the following types:


                               Number of     Total Loan          % of
Property Types                  Loans         Balance         Total Balance
--------------                  -----         -------         -------------

Single Family Detached                    $                         %
Two to Four Families
Single Family Attached
Condominiums
Manufactured Housing
Planned Unit Development
Townhouse
Multi-Family Residential
Mixed Use

Total                                      $



                            Months Since Origination

         The number of months since the date of loan origination on the cut-off date were distributed as follows:


Number of Months          Number of       Total Loan             % of
Since Origination           Loans          Balance           Total Balance
-----------------           -----          -------           -------------

              0                      $                            %
              1
              2
              3
              4
              5
            6 to 12
           13 to 24
           25 to 36

Total                                $

                           Remaining Terms to Maturity

         The number of months remaining to maturity of the loans on the cut-off date were distributed as follows:


Months Remaining        Number of      Total Loan             % of
To Maturity              Loans           Balance          Total Balance
-----------              -----           -------          -------------

  Up  to  120                      $                            %
121   to  180
181   to  240
241   to  300
301   to  360

Total                              $



                              Occupancy Status (1)

         The occupancy status of the properties securing the loans was as follows:


                       Number of       Total Loan              % of
Occupancy Status        Loans           Balance            Total Balance
----------------        -----           -------            -------------

Owner                             $                              %
Non-Owner

Total                             $

(1)      Based on representations by the borrower at loan origination.

                                  Lien Position

         The lien position of the loans was as follows:


                      Number of         Total Loan             % of
Lien Position          Loans              Balance          Total Balance
-------------          -----              -------          -------------

First Lien                         $                            %
Second Lien

Total                              $



                              Prepayment Penalties


         The remaining periods of time from loan origination during which the homeowner is contractually obligated to pay a penalty charge for any loan prepayment are distributed as follows:


Remaining                 Number of       Total Loan          % of
Months Since               Loans            Balance        Total Balance
Origination                -----            -------        -------------
-----------

1 to 12 months                       $                          %
13 to 24 months
25 to 36 months
37 to 60 months
No penalty

Total                                $

                                  Credit Scores

         The credit scores on the loans are distributed as follows:


                         Number of         Total Loan             % of
Credit Score               Loans             Balance          Total Balance
------------               -----             -------          -------------

500   to    550                      $                              %
551   to    600
601   to    650
651   to    700
701   to    750
751   to    800
801   to    850
851   to    900

Total                                 $

Core prospectus
[date], 2000


CITIFINANCIAL MORTGAGE SECURITIES INC.

REMIC PASS-THROUGH CERTIFICATES
----------------------------------------------------

Holders of Certificates will have an interest in a Trust whose assets consist principally of sub-prime mortgage loans secured by first and second priority liens on one- to four-family residences. Each Certificate will entitle its holder to a portion of distributions of principal and interest payments that the Trust receives on the mortgage loans, as described in this prospectus.




         YOU SHOULD READ "GENERAL RISK FACTORS," BEGINNING ON PAGE 4 OF
           THIS CORE PROSPECTUS, AND ANY "SERIES RISK FACTORS" SECTION
              IN THE PRECEDING SUPPLEMENT, BEFORE YOU PURCHASE ANY
                                  CERTIFICATES.

HOW TO READ THIS PROSPECTUS

This prospectus consists of this core prospectus and the preceding supplement. This core prospectus gives general background information that applies to all Series of Certificates. The preceding supplement gives specific information about the particular Series of Certificates offered by this prospectus. You should carefully read the entire prospectus before investing.

The supplement may update or modify information in this core prospectus. Whenever information in the supplement is more recent or more detailed than the information in this core prospectus, you should rely on the information in the supplement.

In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

You will find a detailed table of contents for this prospectus immediately following the cover page of the supplement and an index of all terms defined in this prospectus at the end of this core prospectus.

SUMMARY

THE CERTIFICATES
CitiFinancial Mortgage Securities Inc. (CFMSI) will set up a Trust that will purchase one or more pools of mortgage loans from CFMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CFMSI.
   Each mortgage loan will be secured, usually by a first or second priority mortgage on a one- to four-family residential property. The supplement describes the specific composition of the mortgaged properties.
   The mortgage loans in the Trust will be originated and serviced by CitiFinancial Mortgage Company (CF MORTGAGE), the parent of CFMSI, or purchased from third parties and serviced by CF MORTGAGE. CFMSI will purchase all mortgage loans included in each Trust from CF MORTGAGE.
   The Trust will sell Certificates evidencing interests in one or more pools of mortgage loans. The Certificates offered by a Trust will comprise a single Series of Certificates. A Certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders.
   The Trust will receive scheduled payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus or in the supplement. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CF MORTGAGE and/or others for servicing the mortgage loans, fees of the Trustee, expenses of foreclosure proceedings, and other expenses.
   A Trust may own mortgage-backed securities (MBS) issued by the Federal Home Loan Mortgage Corporation (popularly known as FREDDIE MAC). Unless otherwise specified in the supplement, such Trust will own only MBS. The MBS will be described in the supplement.

DIFFERENT CLASSES OF CERTIFICATES
A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CFMSI or an affiliated company). Only Certificates rated as investment grade by a nationally recognized rating agency will be offered to the public.
   Holdersof Certificates in different classes may be entitled to different distributions out of payments received by the Trust. For example,
o Different classes may not receive interest at the same rate on their principal balances. Some principal-only, or PO, classes may receive no interest at all.
o Some classes may receive interest but not principal. Such interest-only, or IO, classes will receive interest on a "notional" balance, but will not receive distributions of any part of their notional balance.
o Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance.
o Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class). As a result, some classes will have their principal balances reduced faster than other classes.
o Some classes may receive distributions of principal out of excess cash available to the Trust while other classes have no right to receive any part of such excess cash.
o Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.
o Some classes may be entitled to credit enhancement of a type, or in an amount, that is not available to other classes.
     A class of Certificates may be divided into subclasses. Each subclass may have one or more of the characteristics described above.
   The supplement describes each class of Certificates in the Series.

REMIC ELECTION
The Trust will elect to be treated as a "real estate mortgage investment conduit" (or REMIC) under US federal tax laws. The Trust may be comprised of multiple REMICs. A REMIC is generally not subject to U.S. federal corporate income tax, so payments of principal and interest on the mortgage loans received by the Trust can be distributed to Certificate holders without deduction for this tax. A discussion of federal income tax laws applicable to REMICs and interests in REMICs is set forth below under "Taxation of the Trust" and "Taxation of Certificate holders".


GENERAL RISK FACTORS


You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

LIMITED LIQUIDITY
The liquidity of the Certificates may be limited.
o A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates.
o While CFMSI anticipates that an underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.
o CFMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

LIMITED ASSETS
The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.

LIMITED DELINQUENCY ADVANCE OBLIGATION
CF MORTGAGE will advance its own funds to cover the interest portion of a delinquent scheduled payment on a mortgage loan, but only to the extent it determines that the related mortgage loan will not subsequently be the subject of a realized loss. To the extent that CF MORTGAGE does not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans and any available credit enhancement.

UNDERWRITING GUIDELINES
CF MORTGAGE's business primarily consists of originating sub-prime mortgage loans that do not conform to the underwriting standards typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history. The loans in this Trust are likely to experience higher rates of delinquency, foreclosure and bankruptcy than the rates historically experienced for loans underwritten under such standards. See "Mortgage loan underwriting" below and "Delinquency, loss and foreclosure experience" in the supplement.

UNCERTAINTY OF YIELDS
The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to
o the rate of principal prepayments and other unscheduled receipts on the mortgage loans,
o the allocation of prepayments and unscheduled receipts among the classes of Certificates,
o the amount, timing and cause of losses and payment shortfalls on the mortgage loans,
o the allocation of losses and distribution shortfalls among the classes of Certificates and
o any difference between the purchase price of a Certificate and its principal balance at the time of purchase.
   If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. Any credit enhancement provided for Certificates will be for credit risk, not prepayment risk. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions on the Certificates" below and "Distributions of princi pal," "Losses" and "Sensitivity of Certificates to prepayment" in the supplement.

MODIFICATION OF LOAN TERMS
If a mortgage loan is in default or, in CF MORTGAGE's judgment, is about to go into default, CF MORTGAGE is permitted to modify a homeowner's obligations under that loan. CF MORTGAGE may reduce the loan's interest rate, forgive delinquent payments of principal and interest or extend the loan's maturity, or a combination of the foregoing. Any of these modifications will temporarily reduce, and may permanently reduce, the amount of cash received by the Trust on the loan. Reduced collections on loans may result in reduced distributions on one or more classes of Certificates. CF MORTGAGE will take such actions only if it determines that the action will ultimately reduce the loss that would otherwise be experienced on that loan. CF MORTGAGE cannot, however, guarantee that any modification will in fact prove to minimize losses, and the Trust will have no recourse against CF MORTGAGE if its determinations on modifications ultimately prove incorrect. See "Servicing - Realizing on defaulted mortgage loans".

DELAYED INTEREST RATE ADJUSTMENTS
The interest rate on some classes of Certificates may be based on rates on adjustable rate mortgage loans (ARMS) included in the Trust. These classes will always receive accrued interest at a rate that lags the rate that they would receive if holders of such classes invested directly in obligations bearing interest at the ARM rate. There will be a delay between the time of an adjustment to the index interest rate on which ARM rates are based and the time at which homeowners begin making monthly payments reflecting that adjustment. There will be a further delay between the time of receipt of these monthly payments from homeowners and the payment to Certificate holders of accrued interest. See "The mortgage loans - ARMs".

SECOND PRIORITY MORTGAGES
The Trust's assets usually include second priority mortgage loans. These loans will be subordinate to the first priority mortgage on the same property. It is unlikely that the Trust will also own that first priority mortgage. If the homeowner goes into default on his mortgages, all cash received upon foreclosure, from insurance or otherwise, will be applied to satisfy all amounts due on the first mortgage before any cash is applied to satisfy the second mortgage. Amounts due on a first mortgage will include its outstanding balance as well as any amounts expended by the first mortgage lender in enforcing or performing the homeowner's obligations under that mortgage.
      The servicer cannot foreclose on the property securing a second mortgage unless it either pays off the first mortgage or assumes the obligation to make the homeowner's payments under the first mortgage. The Trust will have no funds available to satisfy first mortgages or to make the homeowner's payments under the first mortgage. It is CF MORTGAGE's usual practice, as servicer of second mortgage loans, to satisfy the first mortgage upon foreclosure on the second. CF MORTGAGE will be entitled to reimbursement of all sums expended by it upon foreclosure, including satisfaction of the first mortgage or other payments thereunder and its foreclosure expenses, before any foreclosure proceeds are applied to make payments on the Certificates. CF MORTGAGE may decide not to foreclose if it believes that it would not be fully reimbursed for its expenditures. As a consequence, the servicer may decide not to foreclose on defaulted second priority loans and, if it does foreclose, there may be insufficient proceeds from foreclosure to fully satisfy the second priority loan, resulting in losses that may be suffered by one or more classes of Certificates.
   Expenses of foreclosure generally do not vary directly with the size of the defaulted loan. Because second loans tend to be smaller in principal amount than first priority loans, a substantial portion of the foreclosure proceeds on second loans may be applied to reimbursement of the servicer's expenses before any remainder is applied to make payments on the Certificates.

Declines in market value of properties. A decline in the market value of a mortgaged property would affect the interest of a second lien holder before it affected the interest of a senior lien holder. A decline in the residential real estate market in which mortgaged properties are located, or a deterioration in the general condition of mortgaged properties, would be expected to reduce the market values of those properties. A market value decline could be large enough to cause the value of a property to be less than the combined amount of the first and second mortgages, and could extinguish the interest of a second lien holder. In such cases, CF MORTGAGE could determine that foreclosure on a second mortgage would not be in the interest of the Trust or Certificate holders, and could suspend or abandon attempts to collect on the mortgage.

CONSUMER PROTECTION LAWS
The origination of mortgage loans is subject to numerous federal and state laws and regulations. Certain provisions of these laws and regulations apply to those loans in a Trust that have higher interest rates and/or higher origination fees than are customary for loans conforming to guidelines of Fannie Mae and Freddie Mac. If any mortgage loan is not originated in compliance with such laws in all material respects, and such non-compliance results in a material adverse effect on the interest of Certificate holders in that loan, then CFMSI will be required either to repurchase from the Trust such non-complying loan or to substitute another mortgage loan for the non-complying loan. Each repurchase will be treated as a prepayment of the loan, which may affect the yield on some or all of the classes of Certificates. See "Defective mortgage loans" below.
   A failure to comply with applicable laws in the origination of a mortgage could render the mortgage unenforceable against the homeowner. In this event, the only recourse of the Trust to recover on such a loan will be the obligation of CFMSI to repurchase or substitute a loan.

LEGAL INVESTMENT
Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in certain classes of Certificates. CFMSI cannot represent that any class of Certificates will be a legal investment for you. You should consult your counsel on whether any class of Certificates is a legal investment for you.

RESTRICTIONS ON TRANSFER
The purchase and holding of certain classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under ERISA, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy these classes of Certificates and could therefore adversely affect the liquidity of these Certificates.
   The Trust will not register or recognize a transfer of Certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations - Class exemptions" below.


DISTRIBUTIONS ON THE CERTIFICATES


SCHEDULED PAYMENTS ON MORTGAGE LOANS
Each mortgage loan will have a scheduled payment that is due on a specified day of each month (the due date). The scheduled payment will consist of
o intereston the unpaid principal amount (the principal balance) of the mortgage loan, and
o    a specified part of the principal balance.
For most loans, the interest portion of a scheduled payment is equal to 30 days' accrued interest at the applicable loan rate. For a minority of loans, accrued interest is calculated on the basis of the number of days elapsed since the last scheduled payment was actually made. Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay additional interest or a late payment charge. (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner.)

PROPERTY OF THE TRUST; THE CUT-OFF DATE
The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for due dates occurring on or before the cut-off date, even if the homeowners make the payments on or after the cut-off date.

   Example: A Trust issues Certificates on January 15. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on or before January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust as are scheduled payments due on January 2 or later, even if the scheduled payments were received before the cut-off date.

DISTRIBUTION OF SCHEDULED PAYMENTS
The Trustee, as paying agent for the Trust, will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly. In this core prospectus, it will be assumed that distributions are made monthly on the [20th] day of the month (the distribution day).
   For each distribution day, the period from and including the second day of the preceding month through and including the first day of the current month is the the collection period. On the [15th] day of each month (the determination day), CF MORTGAGE will determine how much of the scheduled principal and interest payments due during the preceding collection period has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers' and the Trustee's fees, these funds will be distributed on the distribution day to the Certificate holders as principal and interest on the Certificates. (If the [15th] day of the month is not a business day, the determination day will be the next business day preceding the [15th]; if the 20th day of the month is not a business day, the distribution day will be the next business day after the 20th.)
   Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.
   In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be one residual class of Certificates in each REMIC that will have no interest rate and may have no principal balance. The residual class will receive in each month some or all of any amounts that were available for distribution but that exceeded the distributions required to be made to the regular classes.

CALCULATION OF INTEREST; EFFECTIVE RATE
Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that
o interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and
o interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.
Calculation of interest for any Certificates bearing a variable or floating rate of interest is described in the supplement.
   Interest accrued on mortgage loans will be due from the homeowner, along with the scheduled principal payment due, on the specified due day for the loan in each month, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the due day to the distribution day. For example, for loans having a due day on the first of the month, interest accrued during January on the principal balances of those mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February 20 distribution day.
   This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate will be lower than its stated interest rate.

ADEQUACY OF SCHEDULED PAYMENTS
The Certificates in a Series may be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. For some Series, however, we may provide a higher principal balance of mortgage loans than of Certificates, thus providing an initial amount of overcollaterlaization at closing. We may also provide that any excess cash flow on the loans in the Trust will be used to pay additional principal on the Certificates so that, over time and in the absence of losses, the aggregate principal balance of the Certificates becomes less than the aggre-gate principal balance of the mortgage loans. These options are described below under "Insurance and other credit support--Overcollateralization". In addition, we may provide that a portion of the mortgage loans to be part of the Trust will be sold to the Trust after the closing date. This option is described below under "The mortgage loans - Addition of mortgage loans".
   The principal balance of a mortgage loan on a distribution day will equal its actual principal balance, except that it is assumed that no prepayments (whole or partial) have been made after the end of the related collection period.
   If each homeowner were to make all of his or her scheduled monthly payments of principal and interest on the due day, and never prepay any principal, the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the collection period during which the last scheduled payment of principal and interest on any mortgage loan is due. Although it is extremely likely that some homeowners will be late or otherwise default on their mortgage loan payments, or that some homeowners will make principal prepayments, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.
   If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, the terms of a Series will usually provide that available interest receipts will be used to distribute current interest, and available principal receipts will be used to pay principal to the class, in the order of priority set forth in the supplement. Any remaining cash available will be applied as described in the supplement. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal (or notional) balances of the Certificates.
   You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a prepayment that the Trust receives after the end of a collection period, or a scheduled payment received after the determination day, is not available to be distributed on the following distribution day. Also, escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

DELINQUENCIES AND THEIR EFFECT; ADVANCES
Homeowners from time to time delay making scheduled payments of principal and interest until after the end of a collection period. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.
   If the Trust does not have enough money on a distribution day to distribute full interest to all classes of Certificates, it will allocate available interest receipts to pay current interest accrued to classes in the order of priority specified in the supplement. Any class that does not receive a full payment of current accrued interest will be entitled to receive the amount of the interest shortfall on future distribution days, but only if sufficient cash is then available for that purpose.
   CF MORTGAGE intends to make a delinquency advance to the Trust of a delinquent payment of interest on a mortgage loan if it believes the loan will not subsequently become subject to a realized loss. A delinquent payment, and the advance, may also be for taxes or insurance premiums. On a later distribution day, the Trust will reimburse CF MORTGAGE for a delinquency advance, without interest, out of later payments received on the mortgage loan for which the advance was made or out of excess cash remaining after all required distributions on Certificates on that day have been made. In addition, if CF MORTGAGE determines that a prior delinquency advance has become nonrecoverable, it will be reimbursed for that advance on the next distribution day out of cash that would otherwise be available for distributions to the Certificates.

PREPAYMENTS ON MORTGAGE LOANS
A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner may incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "Types of prepayment" below.
   CF MORTGAGE and CFMSI anticipate that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

DELAY IN DISTRIBUTION OF PREPAYMENTS
Prepayments received by the servicer during a collection period will generally not be distributed as principal to Certificate holders until the next distribution day after the end of that collection period. For example, if $1,000 of prepayments is received on March 2, the Trust will distribute these prepayments to the Certificate holders on the April 20 distribution day.

EFFECT OF PREPAYMENTS
Prepayments can have a number of effects on the Certificates:
o Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes - an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.
   Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.
o Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates.
     Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to payoff faster, with the result that the weighted average interest rate on the mortgage loans would decline.
o When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the distribution day, the prepayment amount will usually earn less interest than the mortgage loan rate or the interest rate on any class of Certificates.
   Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 20 distribution day. The Trust will also be required to distribute 30 days' interest on the $1,000 - interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will be less than 30 days' interest at the mortgage loan rate.
   If there are a substantial number of prepayments in a collection period, the drop in interest payments by the homeowners for that period could result in a shortfall of funds available to distribute interest on the Certificates on the related distribution day. However, in the case of loans prepaid in full or for which a sizable prepayment is made, CF MORTGAGE will make up at least part of such prepayment interest shortfalls out of its servicing fee, as described in the supplement. The amount of the servicing fee applied to cover these shortfalls is called compensating interest. CF MORTGAGE will not be entitled to reimbursement of compensating interest.

TYPES OF PREPAYMENT
In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.
o The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing (but not as an alternative to foreclosure). Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. CF MORTGAGE is permitted to refinance or modify mortgage loans and from to time may offer homeowners special refinancing or modification incentives.
o Most mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CF MORTGAGE will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CF MORTGAGE believes the clause is legally enforceable, and (2) for an adjustable-rate mortgage loan, the assumption would impair the Trust's security.
o If a mortgaged property is damaged by fire or other hazard insured under an insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)
o If the mortgage loan is foreclosed (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.
o When the aggregate principal balance of all the mortgage loans in a Series is reduced to less than a stated percentage (usually 5%) of the original principal balance of the mortgage loans in the Series, CF MORTGAGE or the holders of the residual Certificate may purchase all the mortgage loans for their principal balances plus accrued interest. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.
o CFMSI will make various warranties about the mortgage loans to the Trust; these warranties will be essentially identical to those made by CF MORTGAGE to CFMSI for the sale of loans to it. If a mortgage loan does not conform to these warranties and, as a result, the interest of Certificate holders in that loan are materially and adversely affected, CFMSI must repurchase or replace that loan. A repurchase will be treated as a prepayment in full of the loan. See "Defective mortgage loans" below.

FORECLOSURES AND THEIR EFFECT
After a mortgage loan has become seriously delinquent, CF MORTGAGE may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CF MORTGAGE's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing - Realizing on defaulted mortgage loans."
   If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, may be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.
   Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of a potential borrower and the value of the mortgaged property. CF MORTGAGE 's loan underwriting policies are described below under "Mortgage loan underwriting."
   Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

SUBORDINATION
Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes .
   As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls allocated to the Certificates will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distribution or allocation of principal losses, to zero.
   A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" class M. In this structure, all losses allocated to the Certificates would be allocated to class B as long as it is outstanding (i.e., until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with even more levels of subordination.

   Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.
   Cash available for distribution is generally distributed in order of seniority - that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination - that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated. Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.
   Subordination can be limited in amount or time (e.g., a class is subordinated only for five years) or to certain types and amounts of losses (e.g., a subordinated class is allocated a specific type of loss up to a fixed dollar limit). Losses that are not covered by subordination are generally allocated among all the classes proportionately. The supplement describes the subordinated classes and the precise limits of the subordination.
   Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class .

METHOD OF DISTRIBUTION
The Trustee will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional balance) of $1 million. In all other cases, the Trustee will make distributions by check or draft mailed on each distribution day.

DISTRIBUTION REPORTS
On each distribution day, the Trustee will send a report to each person who is a registered holder of a Certificate on the related record day. Beneficial owners of Certificates may obtain copies of these reports free of charge from the Trustee upon request to the address or telephone number given in the supplement.
   The report will include information for each class and subclass on
o the amounts of interest and principal distributed on the Certificates in the class, and the aggregate amounts of principal and interest for all classes,
o    the amount of any losses allocated to the Certificates, by class,
o for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,
o the principal balances of the Certificates in the class, and the aggregate principal balances for all classes, after the distribution,
o the aggregate payments received on the mortgage loans during the related collection period, and the aggregate principal balance of the mortgage loans after giving effect to the payments,
o the number and aggregate principal balances of mortgage loans delinquent 30 days, 60 days and 90 or more days,
o the book value of any real estate acquired by the Trust through foreclosure or otherwise,
o    the amount remaining under any form of credit enhancement,
o    CF MORTGAGE's servicing compensation since the preceding report, and
o other customary information that CF MORTGAGE believes Certificate holders need to prepare their tax returns.
   CF MORTGAGE will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.
   The Trustee or CF MORTGAGE will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.

THE MORTGAGE LOANS


Each mortgage loan will generally have an original principal balance of not more than $400,000 and an original maturity of up to 30 years (in the case of first priority loans) or up to 20 years (in the case of second priority loans).
   Each mortgage loan pool will be primarily composed of loans on one- to four-family residential properties. Other types of residential properties that may be included in a pool are manufactured housing, planned unit developments, townhouses, multi-family residences and mixed use properties. The mortgage loans will primarily be conventional mortgage loans (i.e., not insured or guaranteed by any governmental agency).
   The mortgage loans in a Trust may consist entirely of fixed rate mortgage loans or entirely of ARMs, or may include one or more pools, each including one type of loan.
   Each mortgage loan will be selected by CFMSI from mortgage loans originated by CF MORTGAGE or acquired by it in the ordinary course of its business. Originators of acquired loans may be affiliates of CFMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.
   The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean
o if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and
o or other changes, the mortgage loan as modified at the effective date of the modification.

WARRANTIES BY CFMSI
CFMSI will warrant to the Trustee that on the date a Series is issued
o the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CFMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),
o at the cut-off date, no more than specified aggregate principal balances of mortgage loans were delinquent more than 30 days, 60 days or 90 days or more,
o there are no delinquent tax or assessment liens against the mortgaged properties,
o    each mortgaged property is free of substantial damage,
o each mortgage loan had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,
o any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),
o CFMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,
o each mortgage is either a valid first or second lien on the mortgaged property, subject only to (1) in the case of second mortgages, the senior lien,
(2) liens for current real property taxes and assessments, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination and (4) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and
o each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

FIXED RATE MORTGAGE LOANS
A fixed rate mortgage loan may be
o a fully amortizing mortgage loan with level monthly payments of principal and interest, or
o a balloon mortgage loan that amortizes over a fixed number of years (generally 30) but has a shorter term to maturity (generally 15 years), so that the entire remaining principal balance of the loan is due at maturity.
   No fixed rate mortgage loan will have "negative amortization" - i.e., scheduled payments will not be less than accrued interest at the mortgage loan interest rate.

ADJUSTABLE RATE MORTGAGES LOANS
Adjustable rate mortgage loans (ARMS) bear interest at a rate that is adjusted at regular intervals to equal a fixed number of basis points over a variable index interest rate. (A basis point is 0.01%.) The adjusted rate is generally rounded to the nearest eighth of a percent. There are often limits on the size of any one upward or downward adjustment or on the total upward or downward adjustment during a specified period (such as a year), and there is usually a limit on the maximum interest rate (and, less commonly, on the minimum interest rate) that can ever be charged on the mortgage loan.
   When the interest rate on an ARM is adjusted, the scheduled monthly payment of principal and interest will be adjusted in order to amortize fully the mortgage loan by its stated maturity.
   The initial scheduled monthly payment by the homeowner is the amount that will fully amortize the initial principal balance of the ARM in equal installments over its original term and pay interest at the initial interest rate. On the due date of the month following the month in which an interest rate adjusts, the homeowner must begin making scheduled monthly payments that will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted interest rate (except for ARMs that defer a portion of interest, as described in the preceding paragraph).
   The homeowner under an ARM may have been qualified at an interest rate that is lower then the current rate at origination. Accordingly, the repayment of the ARM will depend on the homeowner's ability to make larger monthly payments after the initial interest rate adjustment date.
   Unless otherwise specified in the supplement, ARMs included in a Trust will not be convertible at the homeowner's option into fixed rate loans.

Yield considerations. When the scheduled monthly payment on an ARM is adjusted, the first distribution to Certificate holders that reflects the adjustment will be made on the distribution day following the collection period which includes the due date on which the new ARM interest rate is first applied. Furthermore, adjustments in the interest rate are made on a delayed basis because the adjustments are based on the relevant index most recently available before the date of the interest rate adjustment. Also, there may be a delay between the time the index is set and its public availability. Accordingly, for those Certificate holders whose interest rates are based on ARM rates, their yield will be adjusted on a delayed basis relative to movements in the index. Adjustments to the ARM rate may also be limited by a maximum periodic adjustment or a maximum or minimum interest rate. The following table illustrates the timing of the adjustments and receipt by Certificate holders of related distributions for a hypothetical ARM pool containing ARMs having a July 1 adjustment date based on the value of the index that is most recently available within 45 days of the ARM adjustment date. All dates are assumed to be business days.

   May 1          Index published.

   May 15         Index value picked for use on next adjustment date.

   July 1         ARM interest rate adjusted based on value of May 15 index.

   August 1 Homeowners make first adjusted monthly payment at adjusted interest rate; end of collection period.

   August [20]    First payment to Certificate holders that reflects adjusted scheduled monthly payments on ARMs.

On the cut-off date for a Trust containing ARMs, some ARMs may be newly originated while others may have had one or more adjustments.

THE MORTGAGED PROPERTIES
The mortgaged properties will usually be detached homes, attached homes (i.e., one- to four-family units with a common wall), units located in condominiums or planned unit developments or manufactured housing. The mortgaged properties will be located within the 50 United States and the District of Columbia.
   The mortgaged properties may include investment properties and vacation and second homes. However, CFMSI anticipates that most mortgaged properties will be the homeowner's primary residence. CF MORTGAGE will determine whether a mortgaged property is a homeowner's primary residence based solely on either
o the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or
o the mortgaged property being the homeowner's mailing address in the originator's records.

LOAN-TO-VALUE RATIOS
First priority mortgage loans will usually have an original principal balance that is not more than 85% of the value of the mortgaged property (an 85% loan-to-value ratio). However, CF MORTGAGE offers certain first mortgage loans for which a loan-to-value ratio of up to 100% is permitted. For these purposes, "value" is (in the case of refinancings) the appraised value at origination or (in the case of purchase money mortgages) the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed.
   Second priority mortgage loans will usually have an original principal balance that, when combined with the outstanding amount of the first priority mortgage, is not more than 90% of the property value (a 90% combined loan-to-value ratio). However, CF MORTGAGE offers certain second mortgage loans for which a combined loan-to-value ratio of up to 100% is permitted.
   See "Mortgage loan underwriting"below.

PRIMARY MORTGAGE INSURANCE
First priority mortgage loans that have original loan-to-value ratios greater than 80% may be covered by primary mortgage insurance. This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan. Second mortgages are generally not covered by this insurance.
   In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.
   In addition, recent federal laws permit a homeowner to cancel his or her primary mortgage insurance if he or she has a good payment history for the mortgage, the value of the mortgaged property has not declined and the outstanding balance of the loan falls below a specified level, generally 80% of the original property value. These federal laws also provide for automatic cancellation of primary mortgage insurance once the outstanding balance of the loan falls below a specified level, generally 78% of the original property value.
   Cancellation can occur under state or federal law while there is still an amount of coverage under the insurance policy.
   Cancellation of a primary mortgage insurance policy will eliminate a source of recourse against lossesresulting from a homeowner default.

ADDITION OF MORTGAGE LOANS
CFMSI may undertake to sell to the Trust additional mortgage loans after the closing date for a Series of Certificates. These additional loans will be loans that could not be delivered to the Trust by the closing date because they had not completed the origination and review process by that date or were otherwise not able to be delivered by that date. In this event, a portion (not to exceed 25%) of the proceeds received from the sale of the Certificates will be deposited with the Trustee in a pre-funding account and held for up to 90 days until the date set for transfer of these additional loans. The cash in the pre-funding account will be applied to purchase the additional loans from CFMSI. To the extent that cash remains in the pre-funding account after the purchase of the additional loans, this cash will be distributed on the next distribution day to one or more classes of Certificates as a principal payment.
The supplement describes the details for any contemplated transfer of additional mortgage loans.

JUNIOR MORTGAGES
A mortgaged property may be encumbered by one or more subordinated mortgage loans. Subordinated loans that are not part of the Trust are not included in loan-to-value calculations.


DEFECTIVE MORTGAGE LOANS


REPURCHASE OR SUBSTITUTION
The Trustee will review the mortgage loan documents (see "Mortgage documents" below) within [45] days of receipt. If the Trustee discover that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, and the effect is to materially and adversely affect the interests of Certificateholders in the mortage loan, CFMSI must, within [90] days, cure the defect or repurchase or replace the mortgage loan.
   If CFMSI or the Trustee ever discovers that a warranty that CFMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CFMSI will have 60 days to cure the false warranty or repurchase the mortgage loan or (if permitted) replace the loan.

   The repurchase price for a mortgage loan will be
o the sum of the loan's principal balance and accrued unpaid interest to date of repurchase, minus
o any unreimbursed payments under credit support or delinquency advances on the loan.
   Repurchase of a mortgage loan will not diminish the amount available under any credit support.
   During the first two years following the closing date, CFMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substituted mortgage loan must
o be of a credit grade category at least as high as that of the loan for which it is substituted,
o have a loan-to-value ratio not greater than that of the loan for which it is substituted,
o have a principal balance that is equal to the principal balance of the loan for which it is substituted (except that CFMSI may make up any shortfall in the principal balance with a cash payment to be distributed to Certificate holders),
o have an interest rate that is not less than the interest rate of the loan for which it is substituted,
o have a maturity date that is no later than the latest maturity of any other loan in the Trust, and
o    be suitable for a REMIC.
In addition, a second mortgage cannot be substituted for a first priority mortgage, and a balloon loan cannot be substituted for a non-balloon loan.
     If one or more loans are substituted for one or more defective loans, the above criteria (other than the interest rate, loan-to-value and REMIC criteria) may be satisfied on a weighted average or other aggregate basis.
   CFMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CFMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CFMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan. CFMSI will repurchase defective loans by concurrently requiring CF MORTGAGE to repurchase such loans, and will obtain any substitute loans from CF MORTGAGE.


INSURANCE AND OTHER CREDIT SUPPORT


HOMEOWNERS' POLICIES
   Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. The amount of insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)
o If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.
o If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.
o If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.
   CF MORTGAGE requires homeowners to maintain insurance in an amount not less than the lowest of the principal balance of the loan (including any senior lien), the maximum insurable value of the property and the minimum amount necessary to compensate for loss or damage on a replacement cost basis. CF MORTGAGE may also maintain a blanket policy insuring all the mortgage loans against hazard losses rather than requiring separate policies on each mortgaged property. If the blanket policy contains a deductible clause, CF MORTGAGE will pay the Trust the deductible for each hazard loss.
   The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.
   The insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.

   If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

TITLE INSURANCE
Mortgaged properties will generally be covered by title insurance policies or commitments, containing only those exceptions that are generally accepted in the mortgage banking business.

FIDELITY BOND AND ERRORS AND OMISSIONS POLICY
CF MORTGAGE will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will generally conform to Fannie Mae requirements.

OTHER INSURANCE
The Trust may obtain the following additional insurance coverage:
o Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.
o Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.
o Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.
     The supplement describes any additional insurance maintained for the Series.

OVERCOLLATERALIZATION
The principal balance of loans in a Trust at the cut-off date may exceed the initial principal balance of the Certificates of the related Series, thus providing an additional measure of protection against losses and delinquencies on the loans.
    Alternatively, a Series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the Certificates) will not be released to the servicer or a residual Certificate holder. Instead, the excess cash will be paid to one or more senior classes of Certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the Certificates; the difference is overcollateralization. The supplement describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

CROSS-SUPPORT
More than one pool of mortgage loans may be included in a Trust, and certain classes of the related Series of Certificates may evidence interests in only one, or less than all, of the pools. Credit support may be provided in this case by a cross-support feature that requires payments be made on certain classes of Certificates evidencing interests in one or more pools before payments are made on more subordinated Certificates evidencing interests in other pools. The supplement describes any cross-support feature for a Series.

OTHER CREDIT SUPPORT
Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CFMSI or by a third party. The supplement describes any additional credit support.


MORTGAGE DOCUMENTS


ASSIGNMENTS TO TRUSTEE
On the closing date, CFMSI will buy the mortgage loans from CF MORTGAGE and will sell the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.
   In addition, CFMSI will deliver to the Trustee for each mortgage loan,
o    the endorsed mortgage note,
o either (1) the original title insurance commitment or (if available) the original title insurance policy or (2) an attorney's opinion of title,
o    any assumption, modification or buydown agreement, and

o the original recorded mortgage (or, temporarily, a copy if the recorded document cannot be immediately delivered due to recording delays).

RECORDING OF ASSIGNMENTS
CFMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.
   CFMSI does not expect to record assignments of [first priority] mortgage loans to the Trust after the issuance of the Certificates. Recording is not necessary to make the sale to the Trust effective between the Trustee and CFMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be CF MORTGAGE or one of its affiliates). In addition, if any of the originators or CFMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CFMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CFMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CFMSI might have rights in the mortgage loan superior to the Trust's.


CFMSI AND ITS AFFILIATES


CITIFINANCIAL MORTGAGE SECURITIES INC.
CFMSI was incorporated in Delaware in 1999. It is not expected that CFMSI will have any business operations other than purchasing mortgage loans from CF MORTGAGE, offering mortgage-backed securities and related activities. CFMSI's principal offices are at 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3607.

CITIFINANCIAL MORTGAGE COMPANY
CF MORTGAGE was incorporated in Delaware in 1999. CF MORTGAGE derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.
   On November 15, 1999, CF MORTGAGE purchased from IMC Mortgage Company ("IMC") the servicing rights to IMC's securitized portfolio of mortgage loans, representing approximately $6 billion of mortgage loans, as well as certain other assets.
   CF MORTGAGE'S business consists primarily of acquiring and servicing mortgage loans that do not conform to the underwriting standards of Fannie Mae or Freddie Mac. It originates loans through its principal office in Tampa, Florida and its branch offices. CF MORTGAGE acquires loans from a referral network of correspondent mortgage lenders and broker, banks and other referral sources, which may include its affiliates.
   CF MORTGAGE's principal offices are at 5901 East Fowler Avenue, Tampa, Florida, 33617, telephone (813) 984-8801.

CITIFINANCIAL CREDIT COMPANY
CitiFinancial Credit Company (CITIFINANCIAL) is a financial services holding company engaged, through its subsidiaries, in consumer finance services. Its predecessor company was founded in 1912. CFMSI and CF MORTGAGE are wholly owned subsidiaries of CITIFINANCIAL. CITIFINANCIAL is itself a wholly owned subsidiary of Citigroup Inc., a publicly owned Delaware corporation and diversified holding company. CITIFINANCIAL's business includes consumer lending services as well as credit-related insurance and credit card services. Its principal offices are at 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3000.

MORTGAGE LOAN UNDERWRITING


Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan.
     CF MORTGAGE's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. Essentially all mortgage loans are presently originated through CF MORTGAGE'S correspondent mortgage lender and broker referral network. Loans are pre-approved prior to funding, or purchased in bulk after funding. CF MORTGAGE anticipates originating loans through its branches, including those of its parent CITIFINANCIAL, in the future. Regardless of the source, all loans are subject to the same underwriting guidelines. These guidelines analyze the prospective borrower's credit history and debt-to-income ratio, the property type, the borrower's equity in the property, the terms of any senior mortgage and other relevant factors. A limited number of loans originated by third parties are subjected to a partial re-underwriting process as part of CF MORTGAGE's quality control program.
   CF MORTGAGE uses a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. The credit scoring model generates a credit score (also known as a FICO score) ranging from around 250 to 900, with a higher score indicating a borrower with a relatively more favorable credit history. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history, types of credit and bankruptcy experience. CF MORTGAGE generally does not make loans to prospective borrowers if the credit score is less than 500. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below.
   Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide
o    a current balance sheet and a statement of income and expenses,
o proof of income, such as (in the case of a salaried prospective borrower) a paycheck stub, W-2 form, tax returns or confirmation by the employer,
o    proof of liquid assets (in the case of purchase money loans),
o verification of employment, which may be verified by a third party national employment verification service, and
o a credit report that summarizes the prospective borrower's credit history and any record of bankruptcy, delinquencies, judgments, repossessions, garnishments and similar instances of adverse credit factors that can be discovered from public records.
   Facsimile copies of some verification documents (such as bank statements and verification of employment) have been accepted in lieu of originals. Self-employed prospective borrowers must submit proof of a three-year history of self-employment, as well as their federal income tax returns or bank statements for the most recent two years.
   If a proposed mortgage loan's loan-to-value ratio does not exceed 80%, self-employed prospective borrowers may be excused from providing financial statements, federal income tax returns or proof of income.

LENDING GUIDELINES
Once the employment verification and credit reports are received, the originator decides whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses as well as the prospective borrower's other financial obligations and monthly living expenses.
   CF MORTGAGE has established as a lending guideline that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges, hazard insurance and other fixed obligations, such as car payments (together, the debt burden), should not exceed 50% of the borrower's gross income. This ratio is called the debt-to-income ratio. Where two individuals co-sign the mortgage note or documents, the income and debt of both are considered.
   Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure. These credit considerations could include such factors as a relatively low loan-to-value ratio, a relatively low debt burden, a relatively high credit score, stable employment and the length of time in the same residence. Based on industry experience, CF MORTGAGE believes that these credit considerations will affect underwriting decisions for a significant number of mortgage loans.

INCOME VERIFICATION
CF MORTGAGE 's underwriting guidelines recognize four means of establishing income.
o Full documentation uses written third party verifications or alternative information sources, in addition to borrower-supplied information.
o 24 month bank statements uses the preceding 24 months of the borrower's bank statements.
o NIQ (for self-employed borrowers only) uses the income declared on the borrower's loan application plus support from any two of the borrower's business license, accountant's letter verifying income reported for tax purposes and six months of the borrower's bank statements.
o Application only accepts the income information supplied by the prospective borrower without independent verification.

REFINANCINGS
CF MORTGAGE does not require income verification for its current homeowners seeking to refinance their mortgage loans if the refinancing meets its minimum seasoning, credit history and credit score requirements.

APPRAISALS
The originators require the value of the mortgaged property, together with any other collateral, to support the principal balance of the mortgage loan (taking into account any senior mortgage), with enough excess value to protect against minor declines in real estate values.
   Each originator requires an appraisal of each property proposed to be financed. The appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties.
   The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the originator's judgment of the appraisal determines the maximum amount of the mortgage loan.
   Where a mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan entered into as an alternative to refinancing.

LIEN RECORDS; TITLE INSURANCE; HAZARD AND FLOOD INSURANCE
Each originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or a title insurance commitment, is required for all mortgage loans.
   Borrowers are required to secure homeowners insurance and, depending on the location of the property, flood insurance, as described above under "Insurance and other credit support".

LOAN PRODUCTS
CF MORTGAGE 's underwriting guidelines use credit grade categories to predict the likelihood that the borrower will satisfy the repayments obligations of his or her loan. These categories establish the maximum loan-to-value ratio, debt-to-income ratio and loan amount, based on the borrower's credit history, the purpose of the loan, the type of property, whether the borrower is salaried or self-employed and other factors. A summary of these credit grade categories, and the major differing criteria among the categories, is set forth on Exhibit A to this prospectus.


SERVICING


THE SERVICER; DELEGATION
CF MORTGAGE, as servicer, will be responsible for administering and servicing the mortgage loans. It uses Fannie Mae servicing standards as a general guideline for its mortgage loan servicing activities.
     CF MORTGAGE may delegate or subcontract servicing duties to affiliated or non-affiliated qualified corporations. CF MORTGAGE will in all cases remain ultimately responsible for servicing the mortgage loans. References to the servicer and to actions taken by the servicer in this prospectus will refer to CF MORTGAGE, acting by itself or through delegated or subcontracted subservicers.

RESIGNATION AND REMOVAL
CF MORTGAGE may only resign as servicer if

o    it receives a legal opinion that remaining as servicer would be illegal or
o the Trustee and 2/3 of the registered holders of Certificates (by principal balance) and any credit enhancer consent to the resignation. A resignation will become effective when the Trustee or a successor servicer assumes CF MORTGAGE's servicing obligations.
   The Trustee may remove CF MORTGAGE as servicer only upon a servicer event of default, as described below under "Default by CF MORTGAGE ".

COLLECTION PROCEDURES FOR MORTGAGE LOANS
CF MORTGAGE will make reasonable efforts to collect all payments due on the mortgage loans, following collection procedures it believes advisable. It will deposit all amounts received from homeowners, net of permitted reimbursements, within one business day after receipt into an account in the Trustee's name at an approved depositary institution. CF MORTGAGE may
o    waive any prepayment or similar servicing-related charge and
o arrange with a homeowner for a modification, waiver or amendment of the terms of a loan if the homeowner is, or is about to be, in default and CF MORTGAGE believes the action taken is likely to reduce the loss that would otherwise be experienced on that loan.

ENFORCEMENT OF DUE-ON-SALE CLAUSES
If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CF MORTGAGE will usually accelerate the maturity of the mortgage loan. If CF MORTGAGE believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CF MORTGAGE will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement. No material term of the mortgage loan (such as the interest rate, principal amount, maturity or monthly payment) will be changed under an assumption agreement. CF MORTGAGE will retain as additional servicing compensation any fees it receives for entering into an assumption agreement.

REAL ESTATE TAXES AND ASSESSMENTS
CF MORTGAGE will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing account. CF MORTGAGE will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse itself for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

PRIMARY MORTGAGE AND FLOOD INSURANCE
The mortgage loans will generally not be covered by primary mortgage insurance. For those loans that do have such insurance, CF MORTGAGE will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.
   CF MORTGAGE will pay premiums for any primary mortgage insurance and any flood insurance on a timely basis if the homeowner does not make the payments, and will be reimbursed by the Trust for such payments.

REALIZING ON DEFAULTED MORTGAGE LOANS
Regardless of whether recovery under primary mortgage insurance or other credit support is available, CF MORTGAGE will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CF MORTGAGE need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement for the expenditure.
   Certificate holders will realize a loss to the extent that
o liquidation proceeds and payments under credit support for a mortgaged property are less than
o the principal balance and accrued interest on the mortgage loan plus CF MORTGAGE's unreimbursed expenses and advances.
   If a mortgage loan goes into default, to avoid draws under credit support CF MORTGAGE may make advances or repurchase the loan on behalf of the credit support provider. Any net loss on the loan will diminish the credit support (if the credit support is limited in dollar amount), and any excess will be retained by CF MORTGAGE.

   Credit support providers do not have to cover mortgage losses or delinquencies if the remaining obligation under the credit support is less than the amount of such losses or delinquencies.
   If CF MORTGAGE does not foreclose on a defaulted mortgage loan, it may accept less than the principal balance and accrued interest of the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If CF MORTGAGE does foreclose on a defaulted mortgage loan, it may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CF MORTGAGE does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.
   As an alternative to foreclosure, the servicer may enter into a modification, waiver or amendment to the provisions of a mortgage loan that is, or is about to become, in default. However, the servicer will take such action only if it believes that the action will minimize the loss that would otherwise be experienced on the loan, and only if the maturity of the loan is not extended beyond the latest expected final payment date of any class of the Series.

FEES
The Trust will pay CF MORTGAGE a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. CF MORTGAGE may also receive additional fees in connection with servicing or taking certain specified actions with respect to delinquent or defaulted loans. In addition, CF MORTGAGE will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation.
   CF MORTGAGE will pay any subservicer's fees and independent accountants' fees and expenses.
   CF MORTGAGE will be reimbursed for expenses which in its judgment were necessary in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, real estate taxes, appraisal costs, etc.) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to Certificate holders. In the liquidation of a second mortgage, CF MORTGAGE will be reimbursed for any amounts expended to satisfy senior liens on the mortgaged property. CF MORTGAGE may retain these reimbursements even if the remaining funds are inadequate to distribute to Certificate holders the full principal balance and accrued interest on the mortgage loan.

CF MORTGAGE'S LIABILITY
CF MORTGAGE, as servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.


Default by CF MORTGAGE


EVENTS OF DEFAULT
The following are servicing events of default:
o CF MORTGAGE, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.
o CF MORTGAGE fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 days after either the Trustee notifies CF MORTGAGE, or the registered holders of 2/3 of the principal balance of the Certificates notify CF MORTGAGE and the Trustee, of the failure.
o Certain events indicate CF MORTGAGE's insolvency, reorganization or inability to pay its obligations.

ACTIONS ON EVENT OF DEFAULT
As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the Certificates may have the Trustee take over CF MORTGAGE's responsibilities, duties and liabilities under similar compensation arrangements. CF MORTGAGE will be paid for its prior services notwithstanding the termination of its activities as servicer.

Termination of CF MORTGAGE as servicer will not affect the obligations of any credit support provider.
   If the Trustee is unwilling or unable to act as servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer for a servicing compensation no greater than CF MORTGAGE's servicing compensation.


THE TRUSTEE


The Trustee is named in the supplement. The Trustee may appoint agents (including CF MORTGAGE and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations.
   To meet legal requirements of certain local jurisdictions, CF MORTGAGE and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.
   The Trustee may have normal banking relationships with CF MORTGAGE or any originator, or any of their affiliates.
   The Trustee may resign at any time. The Trustee may be removed at any time by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CFMSI if
o the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,
o    the Trustee is insolvent,
o the Trustee breaches a duty that materially and adversely affects the Certificate holders, or
o through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.
If the Trustee resigns or is removed, the resignation or removal will not be effective until CFMSI appoints a successor Trustee.

THE TRUSTEE'S DUTIES; LIMITATION OF LIABILITY
If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.
   The Trustee is not responsible for CF MORTGAGE's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related document, and is not accountable for the use or application by CF MORTGAGE of funds paid to it on the mortgage loans.
   The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a REMIC, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.


THE POOLING AGREEMENT


The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) among CFMSI, CF MORTGAGE and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, the repurchase or substitution of defective mortgage loans, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, and otherwise sets forth the specific rights and obligations of CF MORTGAGE, CFMSI and the Trustee. The pooling agreement is governed by New York law.
   The Certificates are complex instruments, and the pooling agreement is a lengthy and complex document. The prospectus discusses only those aspects of the Certificates and the pooling agreement that CFMSI believes are likely to be material to purchasers of Certificates. You should read the provisions of the pooling agreement that may be important to you. The Trustee will send a copy of the pooling agreement (without exhibits) to you upon your written request.
   The pooling agreement also contains the following provisions:

LEGAL ACTION BY CF MORTGAGE AND CFMSI
Neither CF MORTGAGE nor CFMSI will have to appear in, prosecute or defend any legal action that is not incidental to CF MORTGAGE's servicing responsibilities and that it believes may cause it expense or liability. CF MORTGAGE or CFMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CF MORTGAGE and CFMSI for, the expenses of the action and any resulting liability out of Trust assets.

LEGAL ACTION BY CERTIFICATE HOLDERS
A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless
o the holder gives CFMSI and the Trustee written notice of the holder's intent to institute proceedings and
o the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.
The Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

LIABILITY OF CFMSI AND CF MORTGAGE; INDEMNIFICATION
Neither CF MORTGAGE nor CFMSI nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.
   The Trust will indemnify CF MORTGAGE and CFMSI and their directors, officers, employees or agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

AMENDMENTS
CF MORTGAGE, CFMSI, the issuers of any credit support and the Trustee may together amend the pooling agreement and any credit support without the registered Certificate holders' consent
o    to cure ambiguities and errors,
o    to resolve inconsistencies,
o to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus,
o to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or to establish a "qualified reserve fund" for a REMIC.
   CF MORTGAGE, CFMSI, the issuers of any credit support and the Trustee may also amend the pooling agreement and any credit support without registered Certificate holder consent if CFMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders. In lieu of a legal opinion, CFMSI may deliver confirmation from each rating agency that the amendment will not cause a reduction in the current rating of any affected class.
   CF MORTGAGE, CFMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the Certificates affected by the amendment, except that
o the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose registered holders must consent to an amendment, without the consent of the registered holders of all Certificates of each affected class, and
o if the amendment affects any class of Certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment.
      For purposes of granting or withholding consent, if a class of Certificates is divided into subclasses, a subclass will not be considered a separate "affected class". Accordingly, where consent of the registered holders of 2/3 of the principal balances of the Certificates of a differently affected class is required, this means the consent of the registered holders of the entire class, without regard to subclasses. Thus, if a class is divided into subclasses, the consent of the registered holders of 2/3 of the principal balances of Certificates of a single subclass will not be sufficient in itself for any consent, nor will the withholding of consent by the registered holders of more than 1/3 of the principal balance of the Certificates of one subclass be sufficient in itself to deny any consent.

COMPLIANCE REPORTS
A firm of independent public accountants selected by CF MORTGAGE will provide a compliance report to the Trustee by April 30 of each year on the servicing of the mortgage loans, beginning in the calendar year following the year in which the Series of Certificates were issued. Concurrently, an officer of CF mortgage will deliver a certificate to the Trustee and to any registered holder of more than 50% of the Series stating that CF MORTGAGE has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.
   Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

LIST OF REGISTERED HOLDERS
Unless the Trustee is also the certificate registrar, CF MORTGAGE will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CF MORTGAGE and will give the requesting Certificate holders access to the new list promptly after receipt.

NO ANNUAL MEETING
There will not be any annual or other meetings of Certificate holders.

SUCCESSORS
A corporation or other entity
o that is a successor to CF MORTGAGE due to a merger or consolidation, or that otherwise succeeds to the business of CF MORTGAGE, or
o any entity that is more than 50% owned, directly or indirectly, by Citicorp that assumes CF MORTGAGE's obligations, will be CF MORTGAGE's successor under the pooling agreement.

TERMINATION OF TRUST
The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.
   The Trustee will notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates.


BOOK-ENTRY AND PHYSICAL CERTIFICATES


BOOK-ENTRY CERTIFICATES
Most classes of Certificates offered to the public will be book-entry certificates. That is, one or more "global" Certificates for each of these classes will be registered in the name of The Depository Trust Company, a securities depository, or its nominee (together, DTC). DTC will thus be the only registered holder of these Certificates. If you purchase a book-entry Certificate, you will be a beneficial owner of the Certificate, and as such will not be able to obtain physical (paper) certificates evidencing your ownership of your Certificates.
     Purchasers of book-entry Certificates will hold their certificates indirectly through securities intermediaries - banks, brokerage houses and other institutions that maintain securities accounts for their customers. DTC will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries, and may include the underwriters), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermedi-aries holding certificates for their customers). Thus, each purchaser of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the purchaser's own securities intermediary at the "bottom." The book-entry system for holding certificates through accounts with a hierarchy of securities intermediaries with a securities depository at the top is the system through which most publicly traded securities are held in the United States.
     Purchasers of book-entry Certificates should realize that, unless otherwise stated in this prospectus, the Trust will

o    make all payments on their Certificates to DTC,
o send all reports and notices required to be sent to book-entry Certificate holders solely to DTC, and
o accept notices and directions solely from the registered holder, which for book-entry Certificates will mean DTC.
   However, DTC and other securities intermediaries are generally required by law and their own internal procedures to
o pass through to their customers the economic benefit of ownership of the Certificates, such as payments from the Trust, and
o exercise the rights that come from holding Certificates as a representative of their customers.
Owners of book-entry Certificates may find it more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving payments on their Certificates, since payments will be initially made to DTC and must then travel down the hierarchy of intermediaries to the Certificate owner's own account with its securities intermediary.
     European purchasers of Certificates can hold interests in the Certificates only through Clearstream Banking, societe anonyme (Clearstream) or through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (Euroclear), if they are participants in such systems or indirectly through organizations that are participants in such systems.
     Because Clearstream and Euroclear are not DTC participants, Clearstream and Euroclear will hold positions through US securities intermediaries that will in turn hold positions on DTC's books. Citibank will act as securities intermediary for Clearstream, and The Chase Manhattan Bank will act as securities intermediary for Euroclear. Neither the Trustee, CF MORTGAGE nor CFMSI will be responsible, or liable to Certificate owners, for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's
o    payments to its participants or customers,
o transmission of notices, directions (including directions as to voting certificates) and other communications to or from Certificate owners, or
o    record keeping.
Nor will the Trustee, CF MORTGAGE or CFMSI have any obligation to certificate owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.

THE DEPOSITORY TRUST COMPANY
DTC is a limited purpose trust company organized under the laws of New York State, a member of the Federal Reserve System, a "clearing corporation" under the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities deposited by its participants and facilitates the settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities certificates. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers (the NASD). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

CLEARSTREAM
Clearstream is registered as a bank in Luxembourg and is regulated by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.
     Clearstream's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's US customers are limited to securities brokers and dealers and banks, and may include the un-derwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream or Euroclear.

EUROCLEAR
Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation. Morgan Guaranty - Brussels conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty - Brussels. Euro-clear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
     Morgan Guaranty - Brussels is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with Morgan Guaranty - Brussels are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. Euroclear's rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan Guaranty - Brussels acts under Euroclear's rules only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
     The preceding information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

PHYSICAL CERTIFICATES
Physical Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require a payment sufficient to cover any tax or other governmental charge incurred.
   Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if
o CFMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CF MORTGAGE is unable to locate a qualified successor,
o    CFMSI, at its option, elects to terminate the book-entry system, or
o after CF MORTGAGE's resignation or removal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry Certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.
The Trustee will notify all beneficial owners, through DTC, of the availability of physical Certificates.


ERISA CONSIDERATIONS


The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"PLAN ASSET" REGULATIONS
If an ERISA plan purchases Certificates, the underlying assets of the Trust - for example, mortgage loans - might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee or the servicer. In such circumstances, some operation of the Trust might be considered prohibited transactions under ERISA.
   ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (e.g., a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CFMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans and employee benefit plans not subject to ERISA.

CLASS EXEMPTION
U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CFMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans. PTE 83-1 might not apply, however, to the purchase and holding of
o    senior classes of Certificates of a PO or IO class,
o    subordinated classes of Certificates or
o    residual Certificates.
   Accordingly, CFMSI and CF MORTGAGE will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee
o executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition or
o delivers (1) an opinion of counsel satisfactory to the Trustee and CF MORTGAGE that the purchase or holding of the Certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CF MORTGAGE or the Trustee to any obligation in addition to those undertaken in the pooling agreement and
(2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CF MORTGAGE may require in connection with the transfer.

UNDERWRITERS' EXEMPTIONS
Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

OTHER PROHIBITIONS
An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CFMSI (such as Citibank, N.A. or Salomon Smith Barney Inc.), any underwriter or the Trustee
o    has discretion to invest such assets, or
o has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or
o    is an employer maintaining or contributing to the ERISA plan.
By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CFMSI that the assets of the ERISA plan used in the purchase are not come described in the preceding sentence.

INVESTOR RESPONSIBILITY
Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.
   Employee benefit plans that are not subject to ERISA may be subject to similar federal, state or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.


LEGAL INVESTMENT CONSIDERATIONS


SMMEA
If the Trust contains only first priority mortgage loans, then the senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). If, however, a pool of mortgage loans underlying certain Certificates contains any loans secured by junior liens, then none of such Certificates will be mortgage related securities under SMMEA. The supplement states whether any classes of Certificates are mortgage related securities.
   Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.
   A Certificate will be a SMMEA mortgage related security so long as
o it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and
o it is part of a Series of Certificates in a Trust consisting of first priority mortgage loans originated by the types of originators specified in SMMEA.
     The supplement will specify whether any Certificates of a Series will be SMMEA mortgage elated securities.

STATE OVERRIDES OF SMMEA
SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. A number of states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

FEDERAL DEPOSITORY INSTITUTIONS
SMMEA also permits
o federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,
o    federal credit unions to invest in mortgage related securities, and
o national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities, subject in each case to regulations of their federal regulators.
     In this connection,
o the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),
o the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, and
o the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

INVESTOR RESPONSIBILITY
Depository institutions considering an investment in the Certificates should also review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial

Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.
   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates (in particular, Certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).
   The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.
   Except for the status of some Certificates as "mortgage related securities," no representation is made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.
   Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.


TAXATION OF CERTIFICATE HOLDERS


The following taxation sections discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

TAXATION OF CERTIFICATES - GENERAL
Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

ACCRUAL METHOD
Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

ORIGINAL ISSUE DISCOUNT
All accrual Certificates will be issued with original issue discount (or OID), and others classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.

   Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.
   The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CFMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.
   CFMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "- Reporting requirements" below.

CALCULATION OF OID
   A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)
   Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CFMSI will treat the monthly period ending on the day before each distribution day as the accrual period.
   Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series.
   Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."
   The issue price of a Certificates is generally the first price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CFMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CFMSI as the fair market value of the Certificate on the issue date.
   The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.
   The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CFMSI intends to treat interest on Certificates as qualified stated interest.
   Distributions on the following types of Certificates will not be qualified stated interest:
o    Certificates in an accrual class,
o Certificates for which interest distributions may be deferred and added to the principal balance, or
o Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class)
Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.
   Any deferred interest (as defined in the supplement) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemption price at maturity of the Certificates in computing OID.
   Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of
o the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over
o the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.
   Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.
   The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.
   Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

DE MINIMIS OID.
OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (ie, rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.
   Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "- Election to treat interest under the constant yield method" below.

OID ON RETAIL CLASS CERTIFICATES
For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CFMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate
o the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and
o the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

   CFMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

ACQUISITION PREMIUM
A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "- Election to treat interest under the constant yield method" below.

OID ON VARIABLE RATE CERTIFICATES
Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if
o the issue price does not exceed the original principal balance by more than a specified amount and
o the interest compounds or is payable at least annually at current values of (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."
   A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.
   An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.
   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)
   OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "- Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CFMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.
   Although unclear under the OID rules, CFMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.
   Under the REMIC regulations, a Certificate bearing
o a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or
o one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. For OID reporting purposes, CFMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.

   A class of Certificates may not have a variable rate under the preceding rules - for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

MARKET DISCOUNT
A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.
   The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.
   The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.
   The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.
   As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "- Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.
   By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "- De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

PREMIUM
A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the

Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

LOSSES
Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.
   Under section 166, it appears that
o a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and
o other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.
   Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.
   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

ELECTION TO TREAT INTEREST UNDER THE CONSTANT YIELD METHOD
A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.
   A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

SALE OR EXCHANGE OF CERTIFICATES
If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.
   Except as described in "- Market discount," above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.
   Gain on the sale or exchange of a Certificate will be treated as ordinary income
o if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,
o for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
o to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate. In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

SPECIAL TYPES OF HOLDERS
CFMSI anticipates that Certificates held by
o a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C),
o a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B), in their entirety. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "Reporting requirements."
   If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.
   Certificates held by
o a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and
o    certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

FOREIGN INVESTORS
A non-U.S. person is a person that is not
o    a citizen or resident of the United States,
o a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,
o an estate subject to United States federal income tax regardless of the source of its income, or
o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.
   Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person
o is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and
o provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S. person.
     For the exemption from withholding taxes to apply to you, you must meet one of the following requirements:
o You provide your name, address and a signed statement that you are the beneficial owner of the certificates and that you are not a US certificate owner. This statement is generally made on IRS Form W-8 or Form W-8BEN.
o You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on Form 1001 or Form W-8BEN.
     You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the US. This claim is generally made on Form 4224 or Form W-8ECI.
If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates.
   The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2001. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, for Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

BACKUP WITHHOLDING
Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 31% of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

REPORTING REQUIREMENTS
Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.


TAXATION OF THE TRUST


REMIC QUALIFICATION
Unless otherwise specified in the supplement, CFMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more remics. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools.

The supplement states whether CFMSI will make more than one REMIC election for the Trust's assets.
   Rona Daniels, vice president and tax counsel of Citibank, has advised CFMSI that in her opinion
o the Trust will qualify as one or more REMICs under current law if CFMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules, and
o    the Certificates qualify as regular interests in a REMIC.
   For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.
   If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

TAXES THAT MAY BE IMPOSED ON THE REMIC
Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include
o the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,
o the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,
o    the receipt of compensation for services,
o or the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.
   It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.
   Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC
o    during the three months following the closing date,
o    made to a qualified reserve fund by a residual interest holder,
o in the nature of a guaranty, and made to facilitate a qualified liquidation or clean-up call.
   Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the REMIC will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.

LEGAL ASPECTS OF MORTGAGE LOANS


MORTGAGES AND DEEDS OF TRUST
The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.
   There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the land trustee to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.
   Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.
   The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

FORECLOSURE
The mortgage loans in each Trust will be primarily composed of first priority mortgage loans. The discussion in this section is principally relevant to first mortgages, although portions may also be relevant to second mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.
   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that
o    the homeowner's default was neither willful nor in bad faith and
o the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender.

Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.
   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.
   In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.
   CF MORTGAGE is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances - for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property - that would cause CF MORTGAGE to elect not to foreclose on a defaulted mortgage loan.
   Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."
   The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.
   In CONNECTICUT a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 20 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged prop-


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

erty by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.
   Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.
   In CALIFORNIA, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although, the redeemer will be required to pay reasonable rental value upon redemption.
   A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)
   In California, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability insurance in connection with one of its loans and the borrower suffers a disability.
   In ILLINOIS, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.
   In MICHIGAN, a borrower is granted a right of redemption for a period after a sale of the property of six


--------
    (1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.


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

months (one year in certain cases). Upon exercise of such right, the borrower can redeem the property by paying the amount of the sale price, plus interest and advances. Any resulting deficiency in the amount owing under the mortgage will be unsecured, and is generally nonrecoverable.

JUNIOR LIENS
The rights of a lender under a second, or junior, lien on a mortgaged property are subordinate to the rights of the holder of the first, or senior, mortgage. The senior mortgage lender has the prior right to receive hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon homeowner default. State law usually does not require the holder of a senior mortgage to give notice of default to any junior lender.
   In some states, a junior lien holder may satisfy a senior loan in default by paying off the senior loan in full, or may cure the default by making the senior loan current. In either case, the amount paid by the junior lender would be added to the principal balance of the junior loan.
   If the proceeds of insurance or condemnation and from a sale of the mortgaged property are sufficient to satisfy the senior mortgage in full, then, and only then, will any excess proceeds be available to be applied to satisfaction of the principal or interest due on any junior lien.

RIGHTS OF REDEMPTION
In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

ANTI-DEFICIENCY LAWS AND OTHER LIMITATIONS ON LENDERS
In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.
   Although CF MORTGAGE may elect to pursue deficiency judgments on a mortgage loan, CF MORTGAGE does not have to do so, even if permitted by applicable law.
   NEW YORK. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.


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

   Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender.
   In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.
   NEW JERSEY. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.
   In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.
   CONNECTICUT. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.
   CALIFORNIA. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.
   TEXAS. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.
   ILLINOIS. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.
   FLORIDA. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the


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

lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.
   MICHIGAN. If the price at the foreclosure sale is less than the total amount due under the mortgage, under Michigan law the lender retains the right to institute suit for the amount of the deficiency against the borrower.
   ALL MORTGAGE LOANS. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.
   A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).
   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.
   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.
   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed


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modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.
   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.
   State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
   If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.
   In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
   A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.
   Bankruptcy reform legislation passed by the Senate in September 1998 would have amended the Bankruptcy Code to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, the provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the mortgage loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be introduced in the current session. If the proposed amendment to the Bankruptcy Code were to become law, a violation of the Truth in Lending Act in the origination of a mortgage loan could result in a total loss on the loan in a bankruptcy proceeding. Such a violation would, however, breach a representation and warranty of CFMSI, which would require it to repurchase the mortgage loan.
   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.
   The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, Reigle Community Development and Regulatory Improvement Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Violations of these laws may also limit the ability of the servicer to collect all of the principal and interest otherwise payable on the related mortgage loans.


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

   The Soldiers' and Sailors' Civil Relief Act limits the amount of interest that may be charged on a mortgage loan during the period when the homeowner is in military service. The maximum interest rate that can be charged is 6% per annum. This maximum rate applies even though the mortgage was originated before the homeowner was called to active duty. Shortfalls on interest collections due to this law will not be covered by any servicer advance or by any subordination and, unless otherwise provided in the supplement, the interest shortfalls will be allocated pro rata to all interest-bearing Certificates. This law also limits the ability of a servicer to foreclose on a defaulted mortgage loan during the homeowner's period of military service.

DUE-ON-SALE CLAUSES
For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.
   The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated
o    before October 15, 1982,
o    for mortgaged properties in Minnesota, Michigan, New Mexico and Utah,
o by a lender that was not a federal savings and loan associations or a federal savings bank.
   However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can not exercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.

OTHER LIMITATIONS ON FORECLOSURE
Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have
o required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,
o required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and
o limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.
   Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS
Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.
   CFMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

ENVIRONMENTAL CONSIDERATIONS
Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate


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o    emissions of air pollutants,
o    discharges of wastewater or storm water,
o generation, transport, storage or disposal of hazardous waste or hazardous substances,
o    operation, closure and removal of underground storage tanks,
o    removal and disposal of asbestos-containing materials
o management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").
Failure to comply with these laws can result in significant penalties, including civil and criminal fines.
   Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.
   Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.
   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
   Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.
   The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.
   Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.
   In 1996, however, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.
   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.
   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CF MORTGAGE nor any originator has made such evaluations prior to the origination of the mortgage loans, and CF MORTGAGE does not require that originators who sell mortgage loans to it make such evaluations. CF MORTGAGE is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CFMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CFMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.


USE OF PROCEEDS


CFMSI intends to use net proceeds from the sale of the Certificates to purchase residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties.
   Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CFMSI acquires, prevailing interest rates, availability of funds and general market conditions.


PLAN OF DISTRIBUTION


CFMSI may offer and sell the Certificates either through agents or through underwriters. CFMSI normally sells Certificates through underwriters. An underwriter or agent that offers the Certificates may be an affiliate of CFMSI, and offers and sales of Certificates may include secondary market transactions by CFMSI affiliates. Affiliates may act as principal or agent in these transactions. Sales will be at prices related to prevailing market prices at the time of sale.

   The supplement sets forth the terms of the offering, including the names of any underwriters or agents, the managing underwriters of any underwriting syndicate, the net proceeds to CFMSI from the sale, and any securities exchange on which the Certificates will be listed. CFMSI does not normally list Certificates on any securities exchange. Dealer trading may take place in the Certificates, including Certificates not listed on a securities exchange.
   If underwriters are used in the sale of the Certificates, each underwriter will acquire Certificates for its own account, and its Certificates may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters will be obligated to buy all Certificates if any are bought.
   CFMSI and CITIFINANCIAL may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, in connection with their participation in the distribution of Certificates.
   CFMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should consult their legal advisers as to the consequences of being deemed an "underwriter."
   Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for CITIFINANCIAL or its affiliates in the ordinary course of business.


ADDITIONAL INFORMATION


SEC FILINGS
All documents subsequently filed by CFMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the Certificates are incorporated by reference into this prospectus.
   CFMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (without exhibits, except for exhibits incorporated by reference in the document). Written or telephone requests for documents should be made to CitiFinancial Mortgage Securities Inc., 300 St. Paul Place, Baltimore, Maryland 21202, telephone (410) 332-3607.
   You may read and copy any materials CFMSI files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the sec at 1-800-SEC-0330.
   The SEC also maintains an Internet site at http://www.sec.gov that contains, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CFMSI.
   Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

INDEX OF DEFINED TERMS


100% SDA, S-

accrual classes, 3
ARMs, 5

balloon mortgage loan, 14
Bankruptcy Code, 45
beneficial owner, 27
book-entry securities, 27

CERCLA, 48
Certificates, 3
class percentage, S-
classes, 3
clean-up call, 10
clean-up call date, S-
CF MORTGAGE, 3
CFMSI, 3
collection period, 6
combined loan-to-value ratio, 16
compensating interest, 9
Conference Committee Report, 31
CPR, S-
credit score, 21
cut-off date, 6

debt burden, 21
debt-to-income ratio, 22
delinquency advance, 8
determination day, 6
distribution day, 6
DTC, 27
due date, 6
due-on-sale clause, 10

enhancement level, S-
ERISA, 6, 28
ERISA plans, 28
Euroclear, 26
events of default, 25
excess interest, S-

FDIC, 20
Fitch, S-
Freddie Mac, 4
fully amortizing mortgage loan, 14

Garn-St Germain Act, 47

homeowner, 6

IMC, 17
index interest rate, 14
interest funds, S-
interest-only, 3
IO, 3
IRA, 28
IRS, 31

LIBOR determination date, S-
liquidated loan, S-
loan-to-value ratio, 16
loss severity, S-
losses, 10

MBS, 4
Moody's, S-
mortgage loans, 3
mortgaged properties, 3
mortgagee, 39
mortgagor, 39

net loan rate, S-
non-U.S. person, 37

OID, 31
OID rules, 31
one-month LIBOR, S-
order of seniority, 10
order of subordination, 10
original issue discount, 31
outstanding, 10
overcollateralization, 18

parity, S-
percent of the prepayment model, S-
PO, 3
pool insurance, 18
pooling agreement, 26
prefunding account, 16
prepayment charge, 8
prepayment interest shortfall, 10
prepayment model, S-
principal balance, 6
principal funds, S-
principal-only, 3
PTE 83-1, 28
PTE 95-60, 29

RCRA, 49
realized loss, S-
registered holder, 27
regular classes, 7
REMIC, 3
residual class, 7
retail class Certificate, 33

S&P, S-
scheduled payment, 6
scheduled principal balance, S-
SDA, S-
SEC, 51
secured creditor exemption, 49
securities intermediaries, 27
senior classes, 3, 10
Series, 3
servicer, 6
SMMEA, 29
special hazard insurance, 18
specified class A enhancement level, S-
standard default assumption, S-
step down date, S-
step down test, S-
structuring assumptions, S-
subordinated classes, 3, 10
subordination depletion date, S-
subordination level, S-
superliens, 48

targeted level, S-
trigger event, S-
Title V, 48
Trust, 3
Trustee, 3

UCC, 43
underwriter exemption, S-
UST, 49

variable rate Certificates, 33

                                    EXHIBIT A
                                  LOAN PRODUCTS

         The following is a summary description of the credit grade categories used by CF Mortgage in its underwriting process, and their related credit criteria. The underwriting process is described, and certain terms used in these descriptions are defined, in the core prospectus under "Mortgage loan underwriting". As noted in that discussion, the presence of additional favorable credit factors allows departures from the criteria set forth below.

         Under the "Credit History" criteria,

         o "installment debt", means non-mortgage debt with fixed payments over a fixed term, such as auto loans and leases and student loans, as well as a prospective borrower's major debt of a revolving nature (such as credit card debt), and
         o "retail debt", means all debt of a revolving nature that is not included in "installment debt".

         In referring to delinquencies, when we say:

         o "30 day", we mean a delinquency of at least 30 but no more than 59 days,
         o "60 day" means a delinquency of at least 60 but no more than 89 days,
         o "90 day" means a delinquency of at least 90 but no more than 119 days, and
         o         "120 day" means a delinquency of 120 days or more.

Unless otherwise noted, all first mortgages may have a fixed or an adjustable interest rate; all second mortgages are fixed rate. For second mortgages, the "maximum LTV" criterion refers to the maximum combined loan-to-value ratio.

Credit Grade Category:     "AAA"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $400,000.

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   Primary residence only.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80%.

         o  Credit History:                  No 30-day delinquencies in prior
                                             12 months on any mortgage or
                                             installment  debt;  minor  30-day
                                             delinquencies permitted on retail
                                             debt during prior 12 months.

         o  Judgments/Charge-offs:           No judgments or charge-offs except
                                             for disputed medical charge-offs.

         o  Bankruptcy:                      Must be discharged more than 3
                                             years from date of application with
                                             satisfactory reestablishment of
                                             credit.

         o  Minimum FICO Score:              650.

         o  Documentation Type:              Full only.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "A+"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $400,000 (primary residence),
                                             $350,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 75% (other).

         o  Credit History:                  Same as "AAA".

         o  Judgments/Charge-offs:           Same as "AAA".

         o  Bankruptcy:                      Same as "AAA".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A"


         o   Borrower Type:                  All.

         o   Maximum Debt-to-Income Ratio:   50%.

         o   Maximum Loan Size:              Same as "A+".

         o   Loan Purpose:                   Purchase or refinance.

         o   Property Type:                  All.

         o   Lien Position:                  First or second.

         o   Maximum LTV:                    80% (owner occupied), 70% (other).

         o   Credit History:                 No more than one 30-day delinquency
                                             permitted on all mortgages during
                                             prior 12 months; some minor 30-day
                                             delinquencies permitted during
                                             prior 12 months on installment and
                                             retail debt.

         o   Judgments/Charge-offs:          None in the prior 24 months and any
                                             open balances must be paid;
                                             disputed medical charge-offs
                                             acceptable.

         o   Bankruptcy:                     Same as "AAA".

         o   Minimum FICO Score:             500.

         o   Documentation Type:             Full.

         o   Cash out on Refinances:         Permitted.

         o   Other Features:

 Credit Grade Category:    "A-"


         o   Borrower Type:                  All.

         o   Maximum Debt-to-Income Ratio:   50%.

         o   Maximum Loan Size:              Same as "A+".

         o   Loan Purpose:                   Purchase or refinance.

         o   Property Type:                  All.

         o   Lien Position:                  First or second.

         o   Maximum LTV:                    80% (owner occupied), 70% (other).

         o   Credit History:                 No more than two 30-day
                                             delinquencies permitted on all
                                             mortgages during prior 12 months;
                                             some minor 30-day or 60-day
                                             delinquencies permitted on
                                             installment and retail debt during
                                             prior 12 months.

         o  Judgments/Charge-offs:           No charge-offs or judgments in
                                             prior 12 months and any open
                                             balances must be paid; recent
                                             federal tax liens are considered on
                                             case-by-case basis; any delinquent
                                             property taxes must be paid from
                                             loan proceeds; disputed medical
                                             charge-offs acceptable.

         o  Bankruptcy:                      Must be discharged two years or
                                             more from date of application with
                                             satisfactory  reestablishment of
                                             credit.

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "B"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $350,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Types:                  All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 70% (other).

         o  Credit History:                  No more than three 30-day
                                             delinquencies on all mortgages
                                             during prior 12 months; some minor
                                             30-, 60- or 90-day delinquencies
                                             permitted on installment and retail
                                             debt during prior 12 months.

         o  Judgments/Charge-offs:           No charge-offs, liens or
                                             repossessions within prior 12
                                             months; any open balances in excess
                                             of $1,000 or on the title to the
                                             mortgaged property must be paid
                                             before any cash-out.

         o  Bankruptcy:                      Same as "A-".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "B-"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $250,000 (primary residence),
                                             $200,000 (other).

         o  Loan Purpose:                    Refinance only.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 65% (other).

         o  Credit History:                  Up to four 30-day delinquencies, or
                                             one 60-day delinquency, on all
                                             mortgages during prior 12 months;
                                             some 30-, 60- or 90-day
                                             delinquencies permitted for
                                             installment debt during prior 12
                                             months; some 30-, 60-, 90- and
                                             120-day delinquencies permitted for
                                             retail debt during prior 12 months.

         o  Judgments/Charge-offs:            Same as "B".

         o  Bankruptcy:                       Same as "A-".

         o  Minimum FICO Score:               500.

         o  Documentation Type:               Full.

         o  Cash out on Refinances:           Permitted.

         o  Other Features:

Credit Grade Category:     "C"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $250,000 (primary residence),
                                             $200,000 (other).

         o  Loan Purpose:                    Refinance only.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 65% (other).

         o  Credit History:                  Same as "B-".

         o  Judgments/Charge-offs:           Same as "B".

         o  Bankruptcy:                      Same as "A-".

         o  Minimum FICO Score:              550.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          $10,000 or 10% of loan amount,
                                             whichever is less.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "C-"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $250,000.

         o  Loan Purpose:                    Refinance only.

         o  Property Type:                   Primary residence only, no
                                             condominiums.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     70%.

         o  Credit History:                  No more than one 90-day
                                             delinquency on all mortgages during
                                             prior 12 months; some 30-, 60-, 90-
                                             and 120-day delinquencies permitted
                                             on installment and retail debt
                                             during prior 12 months.

         o  Judgments/Charge-offs:           Permitted, delinquent federal or
                                             property taxes and repossessions
                                             must be discharged if homeowner is
                                             to receive any cash.

         o  Bankruptcy:                      Must be discharged at least one
                                             year prior to application.

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Same as "C".

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "A+  24"


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $400,000 (primary residence),
                                             $350,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 75% (other).

         o  Credit History:                  No 30-day  delinquency in prior 12
                                             months on any mortgage or
                                             installment debt; minor 30-day
                                             delinquencies permitted on retail
                                             debt during prior 12 months.

         o  Judgments/Charge-offs:           None permitted.

         o  Bankruptcy:                      Must be  discharged  at least 3
                                             years from date of application,
                                             with satisfactory re-establishment
                                             of credit.

         o  Minimum FICO Score:              500.

         o  Documentation Type:              24-month Bank Statement.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A  24"


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $400,000 (primary residence),
                                             $350,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 70% (other).

         o  Credit History:                  No more than one 30-day delinquency
                                             on all mortgages in prior 12
                                             months; some minor 30-day
                                             delinquencies permitted on
                                             installment and retail debt during
                                             prior 12 months.

         o  Judgments/Charge-offs:           None in prior 24 months, any open
                                             balances must be paid.

         o  Bankruptcy:                      Same as "A+  24".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              24-month Bank Statement.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A-  24"


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $400,000 (primary residence),
                                             $350,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     80% (owner occupied), 70% (other).

         o  Credit History:                  No more than two 30-day
                                             delinquencies on all mortgages in
                                             prior 12 months; some 30- or 60-day
                                             delinquencies permitted on
                                             installment and retail debt in
                                             prior 12 months.

         o  Judgments/Charge-offs:           Same as "A 24", except covers
                                             only prior 12 months, and recent
                                             federal tax liens are considered on
                                             a case-by-case basis and delinquent
                                             property taxes must be paid from
                                             proceeds.

         o  Bankruptcy:                      Must be discharged at least 2 years
                                             before loan application with
                                             satisfactory re-established credit.

         o  Minimum FICO Score:              500.

         o  Documentation Type:              24-month Bank Statement.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A+ NIQ"   (Non-Income Qualifying)


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $350,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum Combined LTV:            80% (owner occupied), 70% (other).

         o  Credit History:                  Same as "A+".

         o  Judgments/Charge-offs:           None permitted.

         o  Bankruptcy:                      Same as "A+ ".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              NIQ.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A  NIQ"   (Non-Income Qualifying)


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $350,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     75% (owner occupied), 70% (other).

         o  Credit History:                  Same as "A".

         o  Judgments/Charge-offs:           None in prior 24 months, open
                                             balances must be paid.

         o  Bankruptcy:                      Same as "A+ ".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              NIQ.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A-   NIQ"   (Non-Income Qualifying)


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $350,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     70% (owner occupied), 65% (other).

         o  Credit History:                  Same as "A-".

         o  Judgments/Charge-offs:           Same as "A-".

         o  Bankruptcy:                      Same as "A- ".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              NIQ.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "B  NIQ"   (Non-Income Qualifying)


         o  Borrower Type:                   Self-employed (minimum 3 years).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $350,000 (primary residence),
                                             $200,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     70% (owner occupied), 65%(other).

         o  Credit History:                  Same as "B".

         o  Judgments/Charge-offs:           Same as "B".

         o  Bankruptcy:                      Same as "B ".

         o  Minimum FICO Score:              585.

         o  Documentation Type:              NIQ.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:

Credit Grade Category:     "A+  1003 Stated"


         o  Borrower Type:                   Salaried (minimum 3 years
                                             employment).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $300,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     80% (owner occupied), 70% (other).

         o  Credit History:                  Same as "A+".

         o  Judgments/Charge-offs:           Same as "A+".

         o  Bankruptcy:                      Same as "A+".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Application only.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "A  1003 Stated"


         o  Borrower Type:                   Salaried (minimum 3 years
                                             employment).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $300,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     75% (owner occupied), 70% (other).

         o  Credit History:                  Same as "A".

         o  Judgments/Charge-offs:           Same as "A".

         o  Bankruptcy:                      Same as "A".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Application only.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "A-  1003 Stated"


         o  Borrower Type:                   Salaried (minimum 3 years
                                             employment).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $300,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     70% (owner occupied), 65% (other).

         o  Credit History:                  Same as "A-".

         o  Judgments/Charge-offs:           Same as "A-".

         o  Bankruptcy:                      Same as "A-".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Application only.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "B  1003 Stated"


         o  Borrower Type:                   Salaried (minimum 3 years
                                             employment).

         o  Maximum Debt-to-Income Ratio:    50%.

         o  Maximum Loan Size:               $300,000 (primary residence),
                                             $250,000 (other).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   All.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     65% (owner occupied), 60% (other).

         o  Credit History:                  Same as "B".

         o  Judgments/Charge-offs:           Same as "B".

         o  Bankruptcy:                      Same as "B".

         o  Minimum FICO Score:              585.

         o  Documentation Type:              Application only.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "100%  First"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $175,000 ($200,000 California).

         o  Loan Purpose:                    Refinance only.

         o  Property Type:                   Owner occupied single family only
                                             (minimum 2 years residence).

         o  Lien Position:                   First only.

         o  Maximum LTV:                     100%.

         o  Credit History:                  Same as "AAA".

         o  Judgments/Charge-offs:           Prior judgment/charge-offs
                                             unacceptable.

         o  Bankruptcy:                      Prior bankruptcy unacceptable.

         o  Minimum FICO Score:              625.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted, up to 10% of loan
                                             amount.

         o  Other Features:                  Fixed rate loans only, no balloon
                                             loans.

Credit Grade Category:     "100%  Second"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $50,000 (primary residence only).

         o  Loan Purpose:                    Refinance only.

         o  Property Type:                   Owner occupied single family only
                                             (minimum 2 years residence).

         o  Lien Position:                   Second only.

         o  Maximum LTV:                     100%.

         o  Credit History:                  Same as "AAA".

         o  Judgments/Charge-offs:           Same as "100% First".

         o  Bankruptcy:                      Same as "100% First".

         o  Minimum FICO Score:              650.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted, up to 15% of loan
                                             amount.

         o  Other Features:                  Fixed rate loans only, no balloon
                                             loans.

Credit Grade Category:     "A95%"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $175,000.

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   Owner occupied single family only
                                             (minimum 2 years residence for
                                             refinance).

         o  Lien Position:                   First only.

         o  Maximum LTV:                     95%.

         o  Credit History:                  Same as "AAA".

         o  Judgments/Charge-offs:           Same as "100% First".

         o  Bankruptcy:                      Same as "100% First".

         o  Minimum FICO Score:              650.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted, up to 10% of loan
                                             amount.

         o  Other Features:                  Fixed rate loans only.

Credit Grade Category:     "A90%"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $250,000.

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   Owner occupied single family
                                             residence only.

         o  Lien Position:                   First only.

         o  Maximum LTV:                     90%.

         o  Credit History:                  Same as "A".

         o  Judgments/Charge-offs:           Same as "A".

         o  Bankruptcy:                      Discharged at least 5 years before
                                             application, with satisfactory re-
                                             established credit.

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted, up to 10% of loan
                                             amount.

         o  Other Features:                  No primary mortgage insurance
                                             required.

Credit Grade Category:     "A85%"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $350,000 (primary residence only).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   Owner occupied only.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     85%.

         o  Credit History:                  Same as "A".

         o  Judgments/Charge-offs:           Same as "A".

         o  Bankruptcy:                      Same as "A".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  No second priority balloon loans;
                                             second priority loans maximum term
                                             is 15 years.

Credit Grade Category:     "B85%"


         o  Borrower Type:                   All.

         o  Maximum Debt-to-Income Ratio:    45%.

         o  Maximum Loan Size:               $350,000 (primary residence only).

         o  Loan Purpose:                    Purchase or refinance.

         o  Property Type:                   Owner occupied only.

         o  Lien Position:                   First or second.

         o  Maximum LTV:                     85%.

         o  Credit History:                  No more than three 30-day
                                             delinquencies on all mortgages
                                             during prior 12 months; one 30-day
                                             delinquency permitted on
                                             installment and retail debt during
                                             prior 12 months.

         o  Judgments/Charge-offs:           Same as "B".

         o  Bankruptcy:                      Same as "B".

         o  Minimum FICO Score:              500.

         o  Documentation Type:              Full.

         o  Cash out on Refinances:          Permitted.

         o  Other Features:                  No second priority balloon loans;
                                             second priority loans maximum term
                                             is 15 years.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



      Item 14.  Other Expenses of Issuance and Distribution.

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the Certificates other than underwriting discounts and commissions.


SEC filing fee................................................         $792,000*
Printing and engraving expenses...............................          300,000*
Accounting fees and expenses..................................          200,000*
Legal fees and expenses.......................................          250,000*
Trustee fees and expenses.....................................          100,000*
Rating agency fees............................................          300,000*
Miscellaneous.................................................          158,000*
                                                                        --------
     Total....................................................       $2,100,000*

* Estimated.

      Item 15.  Indemnification of Directors and Officers.
            The Issuer's Certificate of Incorporation provides that the Issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that he is or was a director or officer of the Issuer against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Issuer's Certificate of Incorporation also provides that termination of any such action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            The Issuer's Certificate of Incorporation further provides that the Issuer shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Issuer against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

            The Issuer's Certificate of Incorporation provides that any indemnification thereunder (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Issuer) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

            The Issuer's Certificate of Incorporation provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and empowers the Issuer to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Issuer, or of any corporation a majority of the voting stock of which is owned by the Issuer, or is serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Issuer would have the power or would be required to indemnify him against such liability under the provisions of the Issuer's Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

            The Issuer's Certificate of Incorporation provides that a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitations thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended; and that any repeal or modification of the foregoing provision by the stockholders of the Issuer shall not adversely affect any right or protection of a director of the Issuer existing at the time of such repeal or modification.

      a. Insurance. Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Issuer.

      Item 16.  Exhibits.

1.1   _   Form of Underwriting Agreement
4.1   _   Form of Pooling and Servicing Agreement with respect to REMIC
          Certificates*
4.2   _   Standard Terms of Pooling and Servicing Agreements with respect to
          REMIC Certificates*
4.3   _   Form of Custodial Agreement*
5.1   _   Opinion of John R. Dye,  Esq. with respect to the  Certificates being registered.*
8.1   _   Opinion of Rona Daniels, Esq. with respect to certain tax matters.*
23.1  _   Consents of John R. Dye, Esq., and Rona Daniels, Esq. are contained in their opinions filed herewith as Exhibits 5.1 and 8.1, respectively.*

          --------------
          * To be filed by amendment.

      Item 17.  Undertakings.
             (a)      The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, CitiFinancial Mortgage Securities Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on March 8, 2000.


                               CITIFINANCIAL MORTGAGE SECURITIES INC.



                              By:/s/ Martin J. Wong
                                 ------------------
                                 Martin J. Wong
                                 President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 8, 2000 by the following persons in the capacities indicated.

          Each person whose signature appears below hereby constitutes and appoints each of Martin J. Wong and Jeffery J. Carter, jointly and severally, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to sign any and all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, which amendments may make such changes in the registration statement as such attorney-in-fact and agent deems appropriate, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person. Each person whose signature appears below hereby ratifies and confirms all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Signature                                  Capacity
     ---------                                  --------

    /s/ Martin J. Wong
    ---------------------                       President
     (Martin J. Wong)                        and a Director
                                          (Principal Executive
                                                 Officer)


    /s/ Jeffery J. Carter
    ---------------------               Treasurer and a Director
     (Jeffery J. Carter)              (Principal Financial Officer)



    /s/ James P. Murphy
    ---------------------                        Director
     (James P. Murphy)



    /s/ Robert M. Hurley
    ---------------------                     Vice President
     (Robert M. Hurley)               (Principal Accounting Officer)